CONFORMED COPY











                        REEBOK INTERNATIONAL LTD.




                          ____________________

                             $1,700,000,000
                            CREDIT AGREEMENT

                       dated as of August 23, 1996
                          ____________________














                             CREDIT SUISSE,
                         as Administrative Agent







                             TABLE OF CONTENTS

                                                      Page


SECTION 1.  DEFINITIONS. . . . . . . . . . . . . . .   1
     1.1   Defined Terms . . . . . . . . . . . . . .   1
     1.2   Other Definitional Provisions . . . . . .  22

SECTION 2.  AMOUNT AND TERMS OF TERM LOAN COMMITMENTS.23
     2.1   Term Loans. . . . . . . . . . . . . . . .  23
     2.2   Procedure for Term Loan Borrowing . . . .  23
     2.3   Amortization of Term Loans. . . . . . . .  23
     2.4   Use of Proceeds of Term Loans . . . . . .  24

SECTION 3.  AMOUNT AND TERMS OF REVOLVING CREDIT
            COMMITMENTS. . . . . . . . . . . . . . .  24
     3.1   Revolving Credit Commitments. . . . . . .  24
     3.2   Procedure for Revolving Credit Borrowing.  24
     3.3   Use of Proceeds of Revolving Credit Loans  25

SECTION 4.  AMOUNT AND TERMS OF LETTER OF CREDIT SUB-
            FACILITY. . . . . . . . . . . . . . . .   25
     4.1   L/C Commitment. . . . . . . . . . . . . .  25
     4.2   Procedure for Issuance of Letters of Credit26
     4.3   Fees, Commissions and Other Charges.. . .  26
     4.4   L/C Participations. . . . . . . . . . . .  28
     4.5   Reimbursement Obligation of the Borrower.  29
     4.6   Obligations Absolute. . . . . . . . . . .  29
     4.7   Letter of Credit Payments.. . . . . . . .  30
     4.8   Application.. . . . . . . . . . . . . . .  30
     4.9   Reporting by Issuing Banks. . . . . . . .  30
     4.10  Existing Standby Letters of Credit. . . .  30

SECTION 5.  PROVISIONS RELATING TO THE EXTENSIONS OF
            CREDIT; FEES AND PAYMENTS. . . . . . . .  31
     5.1   Repayment of Loans; Evidence of Debt. . .  31
     5.2   Commitment Fee. . . . . . . . . . . . . .  32
     5.3   Optional Prepayments. . . . . . . . . . .  32
     5.4   Optional Termination or Reduction of
           Commitment  . . . . . . . . . . . . . . .  32
     5.5   Mandatory Reduction of Commitments and
           Prepayments . . . . . . . . . . . . . . .  32
     5.6   Conversion and Continuation Options . . .  34
     5.7   Minimum Amounts and Maximum Number of
           Tranches    . . . . . . . . . . . . . . .  34
     5.8   Interest Rates and Payment Dates. . . . .  35
     5.9   Computation of Interest and Fees. . . . .  35
     5.10  Inability to Determine Interest Rate. . .  36
     5.11  Pro Rata Treatment and Payments . . . . .  36
     5.12  Illegality. . . . . . . . . . . . . . . .  37
     5.13  Requirements of Law . . . . . . . . . . .  37
     5.14  Taxes . . . . . . . . . . . . . . . . . .  38
     5.15  Indemnity . . . . . . . . . . . . . . . .  40
     5.16  Change of Lending Office. . . . . . . . .  41
     5.17  Additional Action in Certain Events . . .  41

SECTION 6.  REPRESENTATIONS AND WARRANTIES . . . . .  42
     6.1   Financial Condition . . . . . . . . . . .  42
     6.2   No Change . . . . . . . . . . . . . . . .  42
     6.3   Pro Forma Balance Sheet . . . . . . . . .  42
     6.4   Disclosure. . . . . . . . . . . . . . . .  43
     6.5   Corporate Existence; Compliance with Law.  43
     6.6   Corporate Power; Authorization; Enforceable
           Obligations . . . . . . . . . . . . . . .  43
     6.7   No Legal Bar. . . . . . . . . . . . . . .  44
     6.8   No Material Litigation. . . . . . . . . .  44
     6.9   No Default. . . . . . . . . . . . . . . .  44
     6.10  Ownership of Property; Liens. . . . . . .  44
     6.11  Intellectual Property . . . . . . . . . .  44
     6.12  No Burdensome Restrictions. . . . . . . .  45
     6.13  Taxes . . . . . . . . . . . . . . . . . .  45
     6.14  Federal Regulations . . . . . . . . . . .  45
     6.15  ERISA . . . . . . . . . . . . . . . . . .  45
     6.16  Investment Company Act; Other Regulations  46
     6.17  Subsidiaries. . . . . . . . . . . . . . .  46
     6.18  Environmental Matters . . . . . . . . . .  46
     6.19  Pledge Agreements . . . . . . . . . . . .  47
     6.20  Security Agreements . . . . . . . . . . .  47
     6.21  Guarantees. . . . . . . . . . . . . . . .  48
     6.22  Solvency. . . . . . . . . . . . . . . . .  48

SECTION 7.  CONDITIONS PRECEDENT . . . . . . . . . .  48
     7.1   Conditions to Initial Extensions of
           Credit  . . . . . . . . . . . . . . . . .  48
     7.2   Conditions to Each Extension of Credit. .  51

SECTION 8.  AFFIRMATIVE COVENANTS. . . . . . . . . .  52
     8.1   Financial Statements. . . . . . . . . . .  52
     8.2   Certificates; Other Information . . . . .  53
     8.3   Payment of Obligations. . . . . . . . . .  54
     8.4   Conduct of Business and Maintenance of
           Existence . . . . . . . . . . . . . . . .  54
     8.5   Maintenance of Property; Insurance. . . .  54
     8.6   Inspection of Property; Books and Records;
           Discussions . . . . . . . . . . . . . . .  54
     8.7   Notices . . . . . . . . . . . . . . . . .  55
     8.8   Environmental Laws. . . . . . . . . . . .  56
     8.9   Further Assurances. . . . . . . . . . . .  56
     8.10  Additional Collateral . . . . . . . . . .  56
     8.11  Interest Rate Hedging . . . . . . . . . .  58

SECTION 9.  NEGATIVE COVENANTS . . . . . . . . . . .  58
     9.1   Financial Condition Covenants . . . . . .  58
     9.2   Limitation on Indebtedness and Preferred
           Stock   . . . . . . . . . . . . . . . . .  60
     9.3   Limitation on Liens . . . . . . . . . . .  61
     9.4   Limitation on Guarantee Obligations . . .  63
     9.5   Limitation on Fundamental Changes . . . .  63
     9.6   Limitation on Sale of Assets. . . . . . .  63
     9.7   Limitation on Dividends . . . . . . . . .  64
     9.8   Limitation on Capital Expenditures. . . .  65
     9.9   Limitation on Investments, Loans and
           Advances  . . . . . . . . . . . . . . . .  65
     9.10  Limitation on Optional Payments and
           Modifications of Debt Instruments . . . .  66
     9.11  Limitation on Transactions with Affiliates 66
     9.12  Limitation on Sales and Leasebacks. . . .  66
     9.13  Limitation on Changes in Fiscal Year. . .  67
     9.14  Limitation on Negative Pledge Clauses . .  67
     9.15  Limitation on Lines of Business . . . . .  67

SECTION 10.  EVENTS OF DEFAULT . . . . . . . . . . .  67

SECTION 11.  THE ADMINISTRATIVE AGENT. . . . . . . .  71
     11.1   Appointment. . . . . . . . . . . . . . .  71
     11.2   Delegation of Duties . . . . . . . . . .  71
     11.3   Exculpatory Provisions . . . . . . . . .  71
     11.4   Reliance by Administrative Agent . . . .  72
     11.5   Notice of Default. . . . . . . . . . . .  72
     11.6   Non-Reliance on Administrative Agent and
            Other Lenders. . . . . . . . . . . . . .  72
     11.7   Indemnification. . . . . . . . . . . . .  73
     11.8   Administrative Agent and Co-Agents in
            their Individual Capacities. . . . . . .  73
     11.9   Successor Administrative Agent . . . . .  74

SECTION 12.  MISCELLANEOUS . . . . . . . . . . . . .  74
     12.1   Amendments and Waivers . . . . . . . . .  74
     12.2   Releases of Collateral Security and
            Guarantee Obligations. . . . . . . . . .  75
     12.3   Notices. . . . . . . . . . . . . . . . .  75
     12.4   No Waiver; Cumulative Remedies . . . . .  76
     12.5   Survival of Representations and
            Warranties. . . . . . . . . . . . . . .   76
     12.6   Payment of Expenses and Taxes. . . . . .  76
     12.7   Successors and Assigns; Participations
            and Assignments. . . . . . . . . . . . .  77
     12.8   Adjustments; Set-off . . . . . . . . . .  80
     12.9   Judgment Currency. . . . . . . . . . . .  80
     12.10  Collateral Agency Agreement. . . . . . .  81
     12.11  Matters Relating to Certain Collateral .  81
     12.12  Counterparts . . . . . . . . . . . . . .  81
     12.13  Confidentiality. . . . . . . . . . . . .  81
     12.14  Severability . . . . . . . . . . . . . .  82
     12.15  Integration. . . . . . . . . . . . . . .  82
     12.16  GOVERNING LAW. . . . . . . . . . . . . .  82
     12.17  Submission To Jurisdiction; Waivers. . .  82
     12.18  Acknowledgements . . . . . . . . . . . .  83
     12.19  WAIVERS OF JURY TRIAL. . . . . . . . . .  83


                                 SCHEDULES

Schedule I          Lenders; Addresses for Notices
Schedule II         Commitments; Commitment Percentages
Schedule III        Subsidiaries
Schedule IV         UCC Financing Statements
Schedule V          Indebtedness
Schedule VI         Liens
Schedule VII        Guarantees
Schedule VIII       Existing Letters of Credit
Schedule IX         Existing Investments


                                 EXHIBITS

Exhibit A      Form of Term Loan Note
Exhibit B      Form of Revolving Credit Note
Exhibit C      Form of Borrower Security Agreement
Exhibit D      Form of Borrower Domestic Stock Pledge Agreement
Exhibit E      Form of Subsidiaries Guarantee
Exhibit F      Form of Subsidiaries Security Agreement
Exhibit G      Form of Subsidiaries Domestic Stock Pledge
Agreement
Exhibit H      Form of Collateral Agency Agreement
Exhibit I-1    Form of Opinion of Ropes & Gray
Exhibit I-2    Form of Opinion of General Counsel
Exhibit I-3    Form of Opinion of Simpson Thacher & Bartlett
Exhibit J      Form of Assignment and Acceptance
Exhibit K-1    Form of Notice of Borrowing (Drawings)
Exhibit K-2    Form of Notice of Borrowing (Conversions)
Exhibit K-3    Form of Notice of Borrowing (Continuations)



 CREDIT AGREEMENT, dated as of August 23, 1996, among:

(a)  REEBOK INTERNATIONAL LTD., a Massachusetts corporation (the
     "Borrower");

(b) the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders");

(c)  each of the co-agents listed on the signature pages hereto
     (the "Co-Agents"); and

(d) CREDIT SUISSE, a Swiss banking corporation, as administrative agent (in such capacity, the "Administrative
     Agent") for the Lenders hereunder.

                           W I T N E S S E T H:

          WHEREAS, the Borrower has commenced a tender offer to acquire up to 24,000,000 shares (subject to increase to up to 25,440,000 shares) of its common stock at a price of $30-36 per share, pursuant to a "Dutch auction" process (the "Repurchase");

          WHEREAS, the Borrower has requested that the Lenders make available to it credit facilities of up to $1,700,000,000 in the aggregate upon the terms, and subject to the conditions, set forth herein;

          WHEREAS, the Administrative Agent and the Lenders are willing to provide such financing to the Borrower only upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

     SECTION 1.     DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "ABR": for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

          "Administrative Agent": as defined in the preamble to this Agreement.

          "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Aggregate Outstanding Extensions of Credit": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding.

          "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "Applicable Commitment Fee Rate": (a) for each day on which the Borrower has an Investment Grade Rating, the rate per annum set forth below opposite the Credit Rating then in effect:



          Credit Rating                    Rate

     BBB+ or better by S&P and              15 b.p.
     Baa1 or better by Moody's



     BBB or better by S&P and               20 b.p.
     Baa2 or better by Moody's,
     but not BBB+ or better by
     S&P and Baa1 or better by
     Moody's

     BBB- or better by S&P and              25 b.p.
     Baa3 or better by Moody's,
     but not BBB or better by
     S&P and Baa2 or better by
     Moody's

          (b) for each day on which the Borrower does not have an Investment Grade Rating, the rate per annum set forth below opposite the Pricing Ratio then in effect:




          Pricing Ratio                     Rate


     Greater than 3.75 to 1.00              50 b.p.

     Less than or equal to 3.75             37.5 b.p.
     to 1.00, but greater than
     3.25 to 1.0

     Less than or equal to 3.25             35 b.p.
     to 1.00, but greater than
     2.75 to 1.0

     Less than or equal to 2.75             31.25 b.p.
     to 1.00, but greater than
     2.25 to 1.0

     Less than or equal to 2.25             27.5 b.p.
     to 1.00, but greater than
     1.75 to 1.0

     Less than or equal to 1.75             25 b.p.
     to 1.00, but greater than
     1.25 to 1.0

     Less than or equal to 1.25             20 b.p.
     to 1.00



     ;provided, however, that, in the event that the financial statements required to be delivered pursuant to subsection 8.1(a) or (b), as applicable, are not delivered when due, then (notwithstanding the provisions of subsection 5.9) during the period from the date upon which such financial statements were required to be delivered until the date upon which they actually are delivered, the Pricing Ratio shall be deemed for purposes of this definition to be greater than
     3.75 to 1.0.

          "Applicable Margin":  for each Type of Loan:

          (a) for each day on which the Borrower has an Investment Grade Rating, the rate per annum set forth below opposite the Credit Rating then in effect:

                                   Applicable Margin


Credit Rating                    ABR Loans     Eurodollar Loans

BBB+ or better by S&P and          0 b.p.         50 b.p.
Baa1 or better by Moody's


BBB or better by S&P and           0 b.p.         55 b.p.
Baa2 or better by Moody's,
but not BBB+ or better by
S&P and Baa1 or better by
Moody's

BBB- or better by S&P and          0 b.p.         65 b.p.
Baa3 or better by Moody's,
but not BBB or better by
S&P and Baa2 or better by
Moody's




          (b) for each day on which the Borrower does not have an Investment Grade Rating, the rate per annum set forth below opposite the Pricing Ratio then in effect:

                                   Applicable Margin


Pricing Ratio                 ABR Loans      Eurodollar Loans

Greater than 3.75 to 1.00     100 b.p.       200 b.p.

Less than or equal to 3.75    75 b.p.        175 b.p.
to 1.00, but greater than
3.25 to 1.0

Less than or equal to 3.25    50 b.p.        150 b.p.
to 1.00, but greater than
2.75 to 1.0

Less than or equal to 2.75    25 b.p.        125 b.p.
to 1.00, but greater than
2.25 to 1.0

Less than or equal to 2.25    0 b.p.         100 b.p.
to 1.00, but greater than
1.75 to 1.0

Less than or equal to 1.75    0 b.p.         75 b.p.
to 1.00, but greater than
1.25 to 1.0

Less than or equal to 1.25    0 b.p.         50 b.p.
to 1.00

     ; provided, however, that, in the event that the financial statements required to be delivered pursuant to subsection 8.1(a) or (b), as applicable, are not delivered when due, then (notwithstanding the provisions of subsection 5.9) during the period from the date upon which such financial statements were required to be delivered until the date upon which they actually are delivered, the Pricing Ratio shall be deemed for purposes of this definition to be greater than
     3.75 to 1.0.

          "Application": an application, in such form as the relevant Issuing Bank may specify from time to time, requesting such Issuing Bank to open a Letter of Credit.

          "Assignee":  as defined in subsection 12.7(c).

          "Available Cash Flow Amount": the amount equal to (a) 50% of the aggregate cumulative amount of Excess Cash Flow arising since January 1, 1996 (but other than that arising for periods for which no payment is due under subsection 5.5(c) because the Borrower was maintaining an Investment Grade Rating on the relevant payment date) which the Borrower has not been required to apply in accordance with the provisions of subsection 5.5(c) minus (b) the sum of (i) the aggregate amount of Restricted Payments made since the date hereof in reliance upon the provisions of subsection 9.7(a) and (ii) the aggregate amount of capital expenditures made since the date hereof in reliance upon the provisions of subsection 9.8(a)(ii).

          "Available Commitment": as to any Lender, at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment over (b) such Lender's Aggregate Outstanding Extensions of Credit (other than, for purposes only of the calculation of the commitment fee under subsection 5.2, such Lender's ratable share of the then-outstanding L/C Obligations on account of the Special Letters of Credit).

          "Borrower Domestic Stock Pledge Agreement":  the
     Borrower Stock Pledge Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time.

          "Borrower International Stock Pledge Agreement": each stock pledge agreement, in form and substance reasonably satisfactory to the Administrative Agent, to be executed and delivered by the Borrower with respect to the capital stock of certain of its direct Foreign Subsidiaries, as the same may be amended, supplemented or otherwise modified from time to time.

          "Borrower Patent Security Agreement":  the Patent
     Security Agreement to be executed and delivered by the Borrower, in form and substance reasonably acceptable to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "Borrower Security Agreement": the Security Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

          "Borrower Security Documents": the collective reference to the Borrower Patent Security Agreement, the Borrower Security Agreement, the Borrower Domestic Stock Pledge Agreement, the Borrower International Stock Pledge Agreements and the Borrower Trademark Security Agreement.

          "Borrower Trademark Security Agreement":  the Trademark
     Security Agreement to be executed and delivered by the Borrower, in form and substance reasonably acceptable to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "Business":  as defined in subsection 6.18(b).

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that, with respect to matters relating to Eurodollar Loans, the term "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City or London, England, are authorized or required by law to close.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank or investment bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government or any agency thereof, (d) commercial paper issued in the United States which is rated at least A-2 by S&P or P-2 by Moody's, (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest substantially exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "Closing Date": the date on which the conditions precedent set forth in subsection 7.1 shall be satisfied.

          "Co-Agents": as defined in the preamble to this Agreement.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral": all assets of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Collateral Agency Agreement": the Collateral Agency Agreement, to be executed and delivered by each Loan Party, substantially in the form of Exhibit H, as the same may be amended, supplemented or otherwise modified from time to time.

          "Commercial Letter of Credit": as defined in subsection 4.1(b)(i)(2).

          "Commitment":  as to any Lender, its Revolving Credit
     Commitment or Term Loan Commitment, as the context shall require.

          "Commitment Percentage": as to any Lender at any time, its Term Loan Commitment Percentage or its Revolving Credit
     Commitment Percentage, as the context shall require.

          "Commitment Period": the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

          "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

          "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) the amount of interest expense, both expensed and capitalized, of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of their consolidated Indebtedness,
     (b) required cash amortization of Indebtedness for such period and discount or premium relating to any such Indebtedness for such period, whether expensed or capitalized and (c) the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period with respect to leases of real and personal property.

          "Consolidated Net Income" or "Consolidated Net Loss": for any fiscal period, the amount which, in conformity with GAAP, would be set forth opposite the caption "net income" (or any like caption) or "net loss" (or any like caption), as the case may be, on a consolidated statement of earnings of the Borrower and its Subsidiaries for such fiscal period;

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Credit Rating": the rating publicly announced from time to time by Moody's or S&P (as the context shall require) as being in effect with respect to the senior, unsecured (and non-credit enhanced), long-term Indebtedness of the Borrower.

          "Credit Suisse": Credit Suisse, a Swiss banking corporation.

          "Debentures": the 6-3/4% Debentures, due 2005, of the Borrower which are issued and outstanding under the Indenture on the date hereof.

          "Default": any of the events specified in Section 10, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Dollars" and "$": dollars in lawful currency of the United States of America.

          "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

          "EBITDA": for any fiscal period, the Consolidated Net Income or Consolidated Net Loss, as the case may be, for such fiscal period, after restoring thereto amounts deducted for (a) extraordinary losses (or deducting therefrom any amounts included therein on account of extraordinary gains) and special charges (including, without limitation, special charges on account of Olympic spending during the 1996 fiscal year of the Borrower in an amount not to exceed $12,500,000 for each fiscal quarter during such fiscal year), (b) depreciation and amortization (including write-offs or write-downs of amortizable and depreciable items),
     (c) the amount of interest expense of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of their consolidated Indebtedness, (d) the amount of tax expense of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period, (e) the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period with respect to leases of real and personal property and (f) minority interests.

          "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

          "Eurodollar Base Rate": the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of the relevant Interest Period (as specified in the applicable Notice of Borrowing) by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period (rounded, if necessary, upward to the nearest whole multiple of 1/16th of 1%); provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "Eurodollar Base Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average (rounded, if necessary, upward to the nearest whole multiple of 1/16th of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Reference Banks at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period. If any of the Reference Banks shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall, subject to the provisions of subsection 5.10, be determined on the basis of the quotations of the remaining Reference Banks or Reference Bank.

          "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded, if necessary, upward to the nearest whole multiple of 1/16th of 1%):


                    Eurodollar Base Rate
             ________________________________________

             1.00 - Eurocurrency Reserve Requirements

          "Event of Default":  any of the events specified in
     Section 10, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Excess Cash Flow": for any fiscal year of the Borrower, the amount equal to:

          (a) the sum of (i) EBITDA of the Borrower and its Subsidiaries for such fiscal year and (ii) the aggregate amount actually repatriated to the United States from Foreign Subsidiaries during such period pursuant to the proviso to clause (b)(vi) of this definition and clause (vi) of the definition of the term "Net Proceeds" (in an aggregate amount which, in the aggregate with other amounts previously included in the calculation of Excess Cash Flow pursuant to this clause (ii), does not exceed the amounts excluded pursuant to clause (b)(vi) below); minus

          (b) the sum (without duplication) of (i) interest paid in cash during such period, (ii) the aggregate principal amount of Indebtedness for borrowed money, deferred purchase price of property and Financing Leases (including, without limitation, any current maturities of long-term Indebtedness) which is repaid during such period pursuant to scheduled reductions and amortizations thereof, (iii) the aggregate amount of capital expenditures made in cash during such period (other than any such capital expenditures made since the date hereof in reliance upon the provisions of subsection 9.8(a)(ii) of this Agreement), (iv) the aggregate amount of cash taxes paid during such period, (v) minority interests, (vi) earnings (defined in a manner similar to the definition of the term "EBITDA" contained herein) of Foreign Subsidiaries that can not be repatriated to the United States without the incurrence (or material acceleration) of significant tax liability (provided that such amounts shall be deemed to be included in EBITDA for purposes only of calculating Excess Cash Flow during the fiscal quarter in which such amounts are actually repatriated to the United States) and (vii) for purposes of calculating "Excess Cash Flow" for the 1996 fiscal year of the Borrower only, the amount equal to the sum of (A) the aggregate amount of cash expenditures for open market purchases of common stock of the Borrower made during the period between January 1, 1996 and July 31, 1996, (B) the aggregate amount of special charges (not to exceed $50,000,000) on account of Olympic spending during the 1996 fiscal year of the Borrower and (C) the aggregate amount of cash dividends paid by the Borrower on account of its common stock during the period from January 1, 1996 through the date hereof.

          "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of
     New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

          "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "Fireman Group" Paul Fireman, his spouse, his parents, his children, his grandchildren, the Paul and Phyllis
     Fireman Trust, the PFP Charitable Trust, any other trusts of which Paul Fireman is a trustee and any other charitable trusts created by him.

          "Foreign Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction outside the United States of America.

          "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time; provided that, for purposes of determining compliance with the provisions of subsection 9.1, "GAAP" shall mean generally accepted account principles in the United States of America as in effect on June 30, 1996.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Greg Norman Subsidiary": a Subsidiary to be formed by the Borrower to hold the material assets of its Greg Norman sportswear division (and no other material assets) in connection with the consummation of the Greg Norman
     Transaction.

          "Greg Norman Transaction": the swap or other transfer or exchange by Greg Norman (or entities controlled by him) of all or any portion of the royalties (including, without limitation, future royalties) and other compensation owing to him from the business of the Greg Norman sportswear division of the Borrower for equity in the Borrower or the Greg Norman Subsidiary.

          "Guarantees": the collective reference to the Subsidiaries Guarantee and each other guarantee from time to time made in favor of the Collateral Agent under (and as defined in) the Collateral Agency Agreement or the Administrative Agent to secure all or any part of the obligations of the Borrower hereunder.

          "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person incurred for the purpose of providing credit support, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Guarantor":  any Person delivering a Guarantee.

          "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (f) all Indebtedness of the types referred to in clauses (a) through (e) above which is guaranteed directly or indirectly by such Person.

          "Indenture": the First Supplemental Indenture, dated as of January 22, 1993, amending and restating the Indenture, dated as of September 15, 1988, between the Borrower and Citibank, N.A., as trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

          "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.

          "Interest Payment Date": (a) as to any ABR Loan, the last Business Day of each March, June, September and December, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, the day which is three months (or a whole multiple thereof) after the first day of such Interest Period and the last day of such Interest Period.

          "Interest Period":  (b)  with respect to any Eurodollar
     Loan:

                 (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in a Notice of Borrowing delivered to the Administrative Agent by 10:00 A.M., New York City time, not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

     provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

               (1)  if any Interest Period pertaining to a
          Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (2) any Interest Period that would otherwise extend beyond the Termination Date or beyond the date final payment is due on the Term Loans shall end on the Termination Date or such date of final payment, as the case may be;

               (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (4) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

          "Investment Grade Rating": a Credit Rating of (a) BBB-or better from S&P and Baa3 or better from Moody's or (b) BBB or better from S&P or Baa2 or better from Moody's; provided that the Borrower shall be deemed not to have obtained (or be maintaining) an Investment Grade Rating until each of S&P and Moody's has either confirmed its existing Credit Rating or published a revised Credit Rating for the Borrower following the consummation of the Repurchase and such confirmed or new credit ratings satisfy the requirements set forth above.

          "Issuing Bank":  with respect to any Letter of Credit,
     (a) Credit Suisse (or any affiliate thereof) or (b) any Lender (or any affiliate thereof), acting in its capacity as such an issuer, from time to time designated by the Borrower as the issuer of such Letter of Credit which is reasonably acceptable to the Administrative Agent and agrees (in its sole discretion) to serve in such capacity with respect to such Letter of Credit.

          "L/C Commitment":  $450,000,000.

          "L/C Fee Payment Date":  the last Business Day of each
     March, June, September and December.

          "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 4.5(a).

          "L/C Participants": with respect to each Letter of Credit, the collective reference to all Lenders holding
     Revolving Credit Commitments, other than the Issuing Bank with respect to such Letter of Credit.

          "Letter of Credit":  a Commercial Letter of Credit
     (including, without limitation, a Special Letter of Credit) or a Standby Letter of Credit, as the context shall require;
     collectively, the "Letters of Credit".

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

          "Loan": a Term Loan or a Revolving Credit Loan, as the context shall require; collectively, the "Loans".

          "Loan Documents": this Agreement, the Notes and the Applications, the Guarantees and the Security Documents.

          "Loan Parties": the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document.

          "Majority Lenders": at any time (a) prior to the Closing Date, Lenders then having Commitments which aggregate more than 50% of the amount of the Term Loan Commitments and Revolving Credit Commitments then outstanding and (b) after the Closing Date, Lenders then having Term Loans and Revolving Credit Commitments (or, if the Revolving Credit Commitments have terminated, Aggregate Outstanding Extensions of Credit) which aggregate more than 50% of the sum of the Term Loans then outstanding and the Revolving Credit Commitments (or Aggregate Outstanding Extensions of Credit, as the case may be) then in effect.

          "Material Adverse Effect": a material adverse effect on (a) the consummation of the Repurchase, (b) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (c) the validity or enforceability of this or any of the other Loan Documents or (d) the rights or remedies of the Administrative Agent or the Lenders hereunder or under any of the other Loan Documents.

          "Material Environmental Amount": an amount payable by the Borrower and/or its Subsidiaries in excess of $10,000,000 for remedial costs, non-routine compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

          "Material Subsidiary": each Domestic Subsidiary of the Borrower which has either (a) assets having a fair market value (as reasonably estimated by the Borrower) or book value in excess of $10,000,000 in the aggregate or (b) revenues in excess of $10,000,000 per annum, other than (x) Reebok Securities Holdings Corp., during such time as its only material asset is capital stock of RBK Holdings plc,
     (y) Avintco, Inc., during the period prior to the first anniversary of the Closing Date and (z) Reebok Foundation, Inc.

          "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Moody's":  Moody's Investors Service, Inc.

          "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Proceeds": with respect to any Net Proceeds Event, (a) the gross cash consideration, and all cash proceeds (as and when received) of non-cash consideration (including, without limitation, any such cash proceeds in the nature of principal and interest payments on account of promissory notes or similar obligations), received by the Borrower and its Subsidiaries in connection with such Net Proceeds Event, minus (b) the sum, without duplication, of
     (i) any taxes which are paid or actually payable to any federal, state, local or foreign taxing authority by the Borrower and its Subsidiaries and are directly attributable to the receipt of such Net Proceeds, (ii) the amount of fees and commissions (including reasonable investment banking fees), legal, accounting, consulting, survey, title and recording tax expenses and other costs and expenses directly incident to such Net Proceeds Event which are paid or payable by the Borrower and its Subsidiaries, (iii) the amount of such net cash proceeds which are attributable to (and payable to) minority interests, (iv) the amount of any reserve reasonably maintained by the Borrower and its Subsidiaries with respect to indemnification obligations owing pursuant to the definitive documentation pursuant to which the Net Proceeds Event is consummated (with any unused portion of such reserve to constitute Net Proceeds on the date upon which the indemnification obligations terminates),
     (v) the amount of Indebtedness (other than intercompany Indebtedness), if any, which is required to be repaid at the time or as a result of such Net Proceeds Event out of the proceeds thereof and (vi) any amounts received by Foreign Subsidiaries on account of such Net Proceeds Event that can not be repatriated to the United States without the incurrence (or material acceleration) of significant tax liability (provided that any portion of such amounts which subsequently are repatriated to the United States shall be deemed to constitute Net Proceeds received on the date of such repatriation).

          "Net Proceeds Event": (a) the incurrence by the Borrower or any of its Subsidiaries of any Indebtedness
     (other than Indebtedness permitted pursuant to clauses (a) through (j) of subsection 9.2);

          (b) the issuance or sale of any equity securities by the Borrower or any of its Subsidiaries to any Person, other than (i) the issuance or sale of any such equity securities to the Borrower or any of its Subsidiaries, (ii) the issuance of Capital Stock upon the sale or exercise of stock options, (iii) the issuance and sale of Capital Stock under employee stock purchase plans, (iv) the issuance and sale of Capital Stock and/or stock options under employee stock ownership and incentive plans and similar programs or individual arrangements;

          (c) the sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any real or personal, tangible or intangible, property (including, without limitation, any capital stock, but other than inventory sold, transferred or otherwise disposed of in the ordinary course of business) of the Borrower or such Subsidiary to any Person (other than to the Borrower or any of its Subsidiaries); and

          (d) the recovery by the Borrower of amounts owing to it under property insurance policies.

          "Non-Excluded Taxes":  as defined in subsection
     5.14(a).

          "Notes":  the collective reference to the Revolving
     Credit Notes and the Term Notes.

           "Notice of Borrowing" means (a) with respect to a request for a borrowing hereunder, a request in the form of Exhibit K-1 hereto, (b) with respect to a request for continuation of a Eurodollar Loan hereunder, a request in the form of Exhibit K-2 hereto and (c) with respect to a request for conversion of or to a Eurodollar Loan hereunder, a request in the form of Exhibit K-3 hereto, in each case delivered by a Responsible Officer of the Borrower to the Administrative Agent hereunder.

          "Offer to Purchase": the Offer to Purchase of the Borrower, dated July 30, 1996 and distributed to holders of the Capital Stock of the Borrower on such date.

          "Participant":  as defined in subsection 12.7(b).

          "Patent Security Agreements": the collective reference to the Borrower Patent Security Agreement and each Subsidiaries Patent Security Agreement.

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "Pricing Ratio":  at any date:

               (a)  with respect to the calculation of the
          Applicable Margin and the Applicable Commitment Fee Rate, the ratio of (i) total Indebtedness of the Borrower and its Subsidiaries on a consolidated basis as at the last day of the fiscal quarter most recently ended for which the Borrower has delivered the financial statements contemplated by subsection 8.1(a) or (b), as the case may be, to (ii) EBITDA of the Borrower and its Subsidiaries on a consolidated basis for the period of four consecutive fiscal quarters ended on such last day; provided that, during the period from the date hereof through and including the date upon which the financial statements required pursuant to subsection 8.1(b) are received by the Administrative Agent with respect to the fiscal quarter ending September 30, 1996, the Pricing Ratio in effect on each date shall be (v) 3.50 to 1.0, to the extent that the amount of Term Loans then outstanding is greater than or equal to $800,000,000, (w) 3.00 to 1.00, to the extent that the amount of Term Loans then outstanding is greater than or equal to $615,000,000 but less than $800,000,000, (x) 2.50 to 1.00, to the extent that the amount of Term Loans then outstanding is greater than or equal to $430,000,000, but less than $615,000,000, (y) 2.00 to 1.00, to the extent that the amount of the Term Loans then outstanding is greater than or equal to $245,000,000, but less than $430,000,000 and (z) 1.50 to 1.00, to the extent that the amount of Term Loans then outstanding is less than $245,000,000; and

               (b) with respect to the calculation of compliance with the provisions of subsection 9.1(a)(i), the ratio of (i) total Indebtedness of the Borrower and its Subsidiaries on a consolidated basis as at such date to
          (ii) EBITDA of the Borrower and its Subsidiaries on a consolidated basis for the period of four consecutive fiscal quarters most recently ended for which the Borrower has delivered the financial statements contemplated by subsection 8.1(a) or (b), as the case may be.

          "Prime Rate": the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York
     City.

          "Properties":  as defined in subsection 6.18(a).

          "Reference Banks": ABN AMRO Bank N.V., Citibank, N.A., Credit Suisse, The First National Bank of Boston and The First National Bank of Chicago. If any Reference Bank shall for any reason no longer have a Commitment or any Loans, such Reference Bank shall thereupon cease to be a Reference Bank and the Administrative Agent (after consultation with the Borrower) shall, by notice to the Borrower and the Lenders, designate another Lender as a Reference Bank. Each Reference Bank shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby.

          "Register":  as defined in subsection 12.7(d).

          "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Reimbursement Obligation": with respect to any Letter of Credit, the obligation of the Borrower to reimburse the Issuing Bank with respect thereto pursuant to subsection
     4.5(a) for amounts drawn thereunder.

          "Reorganization":  with respect to any Multiemployer
     Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event":  any of the events set forth in
     Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg.
     Section 2615.

          "Repurchase": as defined in the recitals to this Agreement.

          "Required Lenders": at any time (a) prior to the Closing Date, Lenders then having Commitments which aggregate more than 66-2/3% of the amount of the Term Loan Commitments and Revolving Credit Commitments then outstanding and (b) after the Closing Date, Lenders then having Term Loans and Revolving Credit Commitments (or, if the Revolving Credit Commitments have terminated, Aggregate Outstanding Extensions of Credit) which aggregate more than 66-2/3% of the sum of the Term Loans then outstanding and the Revolving Credit Commitments (or Aggregate Outstanding Extensions of Credit, as the case may be) then in effect.

          "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer": the chief executive officer, the president, any executive vice president, the chief financial officer, the treasurer and the Manager of treasury operations of the Borrower.

          "Restricted Payment":  as defined in subsection 9.7.

          "Revolving Credit Commitment": as to any Lender, the obligation of such Lender to make Revolving Credit Loans to and/or issue or participate in Letters of Credit issued on behalf of the Borrower hereunder in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on
     Schedule II; as to all Lender's collectively, the "Revolving Credit Commitments".

          "Revolving Credit Commitment Percentage": as to any Lender at any date, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the Aggregate Outstanding Extensions of Credit of such Lender then constitutes of the Aggregate Outstanding Extensions of Credit of all Lenders).

          "Revolving Credit Loans":  as defined in subsection
     3.1.

          "Revolving Credit Note":  as defined in subsection
     5.1(e).

          "S&P":  Standard and Poor's Rating Group.

          "Security Agreements": the collective reference to the Borrower Security Agreement and each Subsidiaries Security
     Agreement.

          "Security Documents": the collective reference to the Patent Security Agreements, the Security Agreements, the Stock Pledge Agreements, the Trademark Security Agreements, the Collateral Agency Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder and under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

          "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Special Letters of Credit": one or more Commercial Letters of Credit which are denominated either (a) in currencies other than Dollars which are reasonably acceptable to the relevant Issuing Bank or (b) issued (in any currency) from a jurisdiction (other than the United States) which is reasonably acceptable to the relevant Issuing Bank; each, a "Special Letter of Credit". For purposes of this Agreement, the aggregate amount of the L/C Obligations outstanding at any date on account of any Special Letter of Credit which is denominated in a currency other than Dollars shall be the amount of Dollars into which the then outstanding face amount of such Special Letter of Credit would be converted at the spot rate of exchange reasonably determined by the Administrative Agent to be available to it on the most recent to occur of (x) the date of issuance (or, in the case of any Special Letter of Credit which is increased, the date of such increase) of such Special Letter of Credit and (y) the last Business Day of the most recently ended calendar quarter (in each such case, without giving effect to any fluctuation in exchange rates since the date of such issuance, increase or quarter-end, as the case may be).

          "Standby Letter of Credit":  as defined in paragraph
     4.1(b)(i)(1).

          "Stock Pledge Agreements": the collective reference to the Borrower Domestic Stock Pledge Agreement, the Borrower
     International Stock Pledge Agreements, the Subsidiaries
     Domestic Stock Pledge Agreements and the Subsidiaries
     International Stock Pledge Agreements.

          "Subsidiaries Domestic Stock Pledge Agreement": each Subsidiaries Stock Pledge Agreement to be executed and delivered by a Domestic Subsidiary of the Borrower, substantially in the form of Exhibit G, as the same may be amended, supplemented or otherwise modified from time to time.

          "Subsidiaries International Stock Pledge Agreement": each stock pledge agreement, in form and substance reasonably satisfactory to the Administrative Agent, to be executed and delivered by a Domestic Subsidiary of the Borrower with respect to the capital stock of certain of its direct Foreign Subsidiaries, as the same may be amended, supplemented or otherwise modified from time to time.

          "Subsidiaries Guarantee": each Guarantee to be executed and delivered by one or more Domestic Subsidiaries, substantially in the form of Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time.

          "Subsidiaries Patent Security Agreement":  each Patent
     Security Agreement to be executed and delivered by a Domestic Subsidiary which from time to time holds patents, in form and substance reasonably acceptable to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "Subsidiaries Security Agreement": each Security Agreement to be executed and delivered by a Subsidiary in favor of the Administrative Agent, substantially in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

          "Subsidiaries Security Documents": the collective reference to each Subsidiaries Patent Security Agreement, each Subsidiaries Security Agreement, each Subsidiaries Domestic Stock Pledge Agreement, each Subsidiaries International Stock Pledge Agreement and each Subsidiaries Trademark Security Agreement.

          "Subsidiaries Trademark Security Agreement":  each
     Trademark Security Agreement to be executed and delivered by a Domestic Subsidiary which from time to time holds trademarks, in form and substance reasonably acceptable to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; provided that (during such time as common stock of the Borrower constitutes its only material asset) RBK Holdings plc shall be deemed not to constitute a Subsidiary of the Borrower for any purpose hereunder, other than for purposes of (a) subsection 5.5, (b) calculation of financial covenants, (c) determination of the Pricing Ratio and (d) presentation of financial statements. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Tender Offer Documents":  the collective reference to
     (a) the Offer to Purchase, (b) the Schedule 13E-4 filed with the Securities and Exchange Commission on July 30, 1996, as amended, and the Exhibits thereto.

          "Termination Date":  August 31, 2002.

          "Term Loan":  as defined in subsection 2.1.

          "Term Loan Commitment": as to any Lender, the obligation of such Lender to make Term Loans to the Borrower hereunder in an aggregate principal at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule II; as to all Lenders collectively, the "Term Loan Commitments".

          "Term Loan Commitment Percentage": as to any Lender at any date, the percentage which such Lender's Term Loan Commitment then constitutes of the aggregate Term Loan Commitments (or, at any time after the Term Loan Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

          "Term Note":  as defined in subsection 5.1(e).

          "Trademark Security Agreements": the collective reference to the Borrower Trademark Security Agreement and each Subsidiaries Trademark Security Agreement.

          "Tranche": the collective reference to Eurodollar Loans having then current Interest Periods which began on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Transferee":  as defined in subsection 12.7(f).

          "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

          "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International
     Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) Except to the extent otherwise set forth herein (including, without limitation, the definition of the term "Special Letters of Credit" contained in this subsection 1.1), any amounts which are denominated in currencies other than Dollars shall be deemed to be equal to the amount of Dollars which would be obtained on the date of determination through a conversion of such currency into Dollars at the spot rate of exchange reasonably determined by the Administrative Agent to be available to it on the date of computation.

          (e) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided, that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

          (f) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


     SECTION 2.     AMOUNT AND TERMS OF TERM LOAN COMMITMENTS

          2.1 Term Loans. Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan (a "Term Loan") to the Borrower on any one Business Day to occur within ten Business Days following the date hereof in an amount not to exceed the amount of the Term Loan Commitment of such Lender then in effect. The Term Loans may from time to time be (a) Eurodollar Loans, (b) ABR Loans or (c) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 5.6.

          2.2 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent its irrevocable Notice of Borrowing (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (x) three Business Days prior to the requested borrowing date, if all or any part of the requested Term Loans are to be initially Eurodollar Loans or
(y) one Business Day prior to the requested borrowing date, otherwise) requesting that the Lenders make the Term Loans on the requested borrowing date and specifying the amount to be borrowed. Upon receipt of such Notice of Borrowing, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of the Term Loans available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 12.3 prior to 11:00 A.M., New York City time, on the requested borrowing date in funds immediately available to the Administrative Agent. Such Term Loans will then be made available to the Borrower by the Administrative Agent transferring to the account directed by the Borrower (which account need not be maintained by the Administrative Agent) with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

          2.3 Amortization of Term Loans. (a) The Borrower shall repay the Term Loans on each date set forth below (or, if such date is not a Business Day, on the immediately preceding Business Day) by the amount set forth below opposite such date:

               Period                   Amount

            March 31, 1997         $10,000,000
            June 30, 1997           20,000,000
            September 30, 1997      20,000,000
            December 31, 1997       25,000,000
            March 31, 1998          15,000,000
            June 30, 1998           30,000,000
            September 30, 1998      35,000,000
            December 31, 1998       45,000,000
            March 31, 1999          15,000,000
            June 30, 1999           35,000,000
            September 30, 1999      45,000,000
            December 31, 1999       55,000,000
            March 31, 2000          15,000,000
            June 30, 2000           35,000,000
            September 30, 2000      45,000,000
            December 31, 2000       55,000,000
            March 31, 2001          20,000,000
            June 30, 2001           40,000,000
            September 30, 2001      70,000,000
            December 31, 2001       80,000,000
            March 31, 2002          20,000,000
            June 30, 2002           55,000,000
            August 31, 2002        155,000,000

          (b)  The Borrower shall repay any then-outstanding Term
Loans on the Termination Date.

          2.4 Use of Proceeds of Term Loans. The proceeds of the Term Loans shall be utilized by the Borrower only (a) to repurchase shares of common stock of the Borrower which are tendered to it pursuant to the Repurchase (which shares shall then be retired) and (b) to pay any fees and expenses relating thereto.


     SECTION 3.     AMOUNT AND TERMS OF REVOLVING CREDIT
                    COMMITMENTS

          3.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Commitment Percentage of the then outstanding L/C Obligations, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 3.2 and 5.6, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

          3.2  Procedure for Revolving Credit Borrowing.   The
Borrower may borrow under the Revolving Credit Commitments during the Commitment Period on any Business Day, provided that the Borrower shall deliver to the Administrative Agent the Borrower's irrevocable Notice of Borrowing prior to 10:00 A.M., New York City time, (a) three Business Days prior to the requested borrowing date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or (b) one Business Day prior to the requested borrowing date, otherwise. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans, $10,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then Available Commitments are less than $10,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 12.3 prior to 11:00 A.M., New York City time, on the borrowing date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent transferring to the account directed by the Borrower (which account need not be maintained by the Administrative Agent) with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

          3.3 Use of Proceeds of Revolving Credit Loans. The proceeds of the Revolving Credit Loans shall be utilized by the Borrower only (a) to refinance outstanding Indebtedness of the Borrower and its Subsidiaries and (b) for other general corporate purposes.


     SECTION 4.     AMOUNT AND TERMS OF LETTER OF CREDIT SUB-
                    FACILITY

          4.1 L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Bank, in reliance on the agreements of the other Lenders set forth in subsection 4.4(a), agrees to issue any Letters of Credit requested to be issued by it and so issued by it for the account of the Borrower on any Business Day during the Commitment Period in such form as may be approved from time to time by such Issuing Bank; provided that such Issuing Bank shall not issue any Letter of Credit if, after giving effect to such issuance, such Issuing Bank has actual knowledge that (i) the L/C Obligations would exceed the L/C Commitment, (ii) the Available Commitment would be less than zero or (iii) if the Letter of Credit to be issued is a Special Letter of Credit, the aggregate amount of L/C Obligations on account of Special Letters of Credit to be outstanding after giving effect to the issuance thereof will be more than $350,000,000.

          (b)  Each Letter of Credit shall:

          (i) be either (1) a standby letter of credit issued to support obligations of the Borrower and its Subsidiaries, contingent or otherwise, for which Revolving Credit Loans would be available (a "Standby Letter of Credit"), or (2) a commercial letter of credit (including, without limitation, a Special Letter of Credit) issued in respect of the purchase of goods or services by the Borrower and its Subsidiaries in the ordinary course of business (a "Commercial Letter of Credit");

          (ii) unless such Letter of Credit is a Special Letter of Credit, be (1) issued from an office of the Issuing Bank in the United States and (2) denominated in Dollars; and

          (iii) expire no later than the earlier of (1) one year following the date of issuance thereof and (2) five days prior to the Termination Date; provided that any Letter of Credit may provide for renewal thereof for additional one-year periods on an "evergreen" basis (but not, in any event, beyond the date referred to in clause (2) above).

          (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          (d) No Issuing Bank shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          4.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time give notice to the Administrative Agent that the Borrower desires to have a Letter of Credit issued for its account and specifying the proposed Issuing Bank with respect to such Letter of Credit. In the event that the proposed Issuing Bank is reasonably acceptable to the Administrative Agent, the Borrower shall request that such Issuing Bank issue a Letter of Credit by delivering to such Issuing Bank (with a copy of such Application to the Administrative Agent, in the case of any Standby Letter of Credit) at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may request. Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Borrower; provided that the Issuing Bank shall in no event be required to issue any Letter of Credit earlier than two Business Days (or, in the case of Standby Letters of Credit, three Business Days) after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto. In the event that the Letter of Credit to be issued is a Standby Letter of Credit, the Issuing Bank shall furnish a copy of such Standby Letter of Credit to each of the Administrative Agent and the Borrower promptly following the issuance thereof.

          4.3  Fees, Commissions and Other Charges.  (a)  The
Borrower shall pay to:

          (i) the relevant Issuing Bank, for its own account, a letter of credit commission with respect to each Special Letter of Credit issued by such Issuing Bank, computed for each day during the period when such Special Letter of Credit is outstanding at the rate per annum equal to the face amount of such Letter of Credit times the rate which is mutually agreed between the Borrower and such Issuing Bank (which rate shall not, in any event, exceed the Applicable Commitment Fee Rate in effect on the date of issuance of such Special Letter of Credit); and

          (ii) the Administrative Agent, for the account of each Issuing Bank and the L/C Participants, a letter of credit commission with respect to each other Commercial Letter of Credit issued by such Issuing Bank, computed for each day during the period when such Commercial Letter of Credit is outstanding at the rate per annum equal to the face amount of such Letter of Credit times the Applicable Commitment Fee Rate on the date of payment.

Such commission shall be calculated on the basis of a 365- or 366-day year (as the case may be) and shall be payable, in arrears, on each L/C Fee Payment Date to occur after the date of issuance of such Letter of Credit and shall be nonrefundable.

          (b) The Borrower shall pay to the Administrative Agent, for the account of each Issuing Bank and the L/C Participants, a letter of credit commission with respect to each Standby Letter of Credit issued by such Issuing Bank, computed for each day during the period for which payment is due at the rate per annum equal to the Applicable Margin in effect for Eurodollar Loans on such date (calculated on the basis of a 365- or 366-day year, as the case may be) times the aggregate amount available to be drawn under such Standby Letter of Credit on such date. Such commissions shall be payable, in arrears, on each L/C Fee Payment Date to occur after the issuance of such Standby Letter of Credit and shall be nonrefundable.

          (c) The Borrower shall pay to the relevant Issuing Bank, for its own account, a fronting fee in the amount equal to
(i) 1/8 of 1% of the face amount of each Commercial Letter of Credit (other than any Special Letter of Credit) issued by such Issuing Bank and (ii) 1/8 of 1% per annum on the face amount of each Standby Letter of Credit issued by it. Such fronting fees shall be calculated on the basis of a 365- or 366-day year (as the case may be) and shall payable, in arrears, on each L/C Fee Payment Date with respect to any such Letters of Credit which were outstanding during the period for which payment is due. Notwithstanding anything to the contrary contained herein, no such fronting fee shall be payable with respect to any Special Letter of Credit.

          (d) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse each Issuing Bank for such normal and customary costs and expenses as are incurred or charged by such Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it.

          (e) The Administrative Agent shall, promptly following its receipt thereof, distribute to the relevant Issuing Bank and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection 4.3.

          4.4 L/C Participations. (a) Each Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in the Issuing Bank's obligations and rights under each Letter of Credit issued by it hereunder and the amount of each draft paid by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with such Issuing Bank that, if a draft is paid under any Letter of Credit for which such Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Bank (through the Administrative Agent) upon demand an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed (or, in the case of any Special Letter of Credit which is not denominated in Dollars, the amount of Dollars necessary so that, following conversion by the Issuing Bank into the relevant denomination currency at the spot rate of exchange available to the Issuing Bank on the date of payment, such L/C Participant shall have purchased its ratable share of such draft).

          (b) If any amount required to be paid by any L/C Participant to an Issuing Bank pursuant to paragraph 4.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Bank under any Letter of Credit issued by it is paid to such Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Bank (through the Administrative Agent) on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate (or, with respect to Special Letters of Credit which are not denominated in Dollars, the rate which reasonably represents such Issuing Bank's cost of funds), as quoted by such Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Bank, times
(iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any L/C Participant pursuant to paragraph 4.4(a) is not in fact made available to such Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, such Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder (or, in the case of Special Letters of Credit which are not denominated in Dollars, at a rate equal to the rate which is reasonably determined by such Issuing Bank to reflect its cost of funding in the relevant currency plus the Applicable Margin then in effect with respect to ABR Loans). A certificate of such Issuing Bank submitted to any L/C Participant (through the Administrative Agent) with respect to any amounts owing under this subsection 4.4 shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after an Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 4.4(a), such Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Bank), or any payment of interest on account thereof, such Issuing Bank will distribute to the Administrative Agent (for the account of such L/C Participant) such L/C Participant's pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Bank shall be required to be returned by such Issuing Bank, such L/C Participant shall return to such Issuing Bank (through the Administrative Agent) the portion thereof previously distributed by such Issuing Bank to it.

          4.5  Reimbursement Obligation of the Borrower.
(a) The Borrower agrees to reimburse each Issuing Bank on each date on which such Issuing Bank notifies the Borrower of the date and amount of a draft presented under any Letter of Credit issued by such Issuing Bank and paid by such Issuing Bank for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by such Issuing Bank in connection with such payment. Each such payment shall be made to such Issuing Bank at its address for notices specified herein in Dollars (or, in the case of any Special Letter of Credit which is not denominated in Dollars, in lawful money in the currency in which such Special Letter of Credit is denominated) and in immediately available funds.

          (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection 4.5 from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding ABR Loans which were then overdue (or, in the case of Special Letters of Credit which are not denominated in Dollars, at a rate equal to the rate which is reasonably determined by the relevant Issuing Bank to reflect its cost of funding in the relevant currency plus 2% above the Applicable Margin then in effect with respect to ABR Loans).

          (c) Each drawing under any Letter of Credit shall (unless it is reimbursed by the Borrower on the date of drawing) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to subsection 3.2 of ABR Loans in the amount of such drawing (or, in the case of a drawing under a Special Letter of Credit, for a borrowing of ABR Loans in the amount which is reasonably determined by the Administrative Agent to be the Dollar equivalent of the amount in the relevant currency of such drawing). The borrowing date with respect to such borrowing shall be the date of such drawing.

          4.6 Obligations Absolute. (a) The Borrower's obligations under this Section 4 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against any Issuing Bank or any beneficiary of a Letter of Credit.

          (b) The Borrower also agrees with each Issuing Bank that such Issuing Bank shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 4.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

          (c) No Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by such Issuing Bank, except for errors or omissions caused by such Issuing Bank's gross negligence or willful misconduct.

          (d) The Borrower agrees that any action taken or omitted by an Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence of willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Bank to the Borrower.

          4.7 Letter of Credit Payments. The responsibility of each Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

          4.8 Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 4, the provisions of this
Section 4 shall apply.

          4.9  Reporting by Issuing Banks.  (a)   Each Issuing
Bank hereby agrees to provide to the Administrative Agent prompt notice of (i) the issuance by it of any Letter of Credit, (ii) the amendment of any Letter of Credit issued by it, (iii) the termination thereof, (iv) the presentation of any draft thereunder and (v) the reimbursement by the Borrower of such draft; provided, however, that, with respect to Commercial Letters of Credit, such notice shall take the form of a summary report which shall be provided to the Administrative Agent (x) on the first Business Day of each week, (y) on the last Business Day of each calendar month and (z) at such other times (including, without limitation, daily) as the Administrative Agent may from time to time request.

          (b) Each Issuing Bank hereby agrees to provide to the Administrative Agent, on the last Business Day of each calendar month, a summary showing the outstanding balances of the Letters of Credit (other than Special Letters of Credit) issued by such Issuing Bank on each day during the month then ended.

          4.10  Existing Standby Letters of Credit.
Notwithstanding anything to the contrary contained in this Agreement or any Security Document, each of the standby letters of credit described on Schedule VIII shall, from and after the Closing Date, be deemed to have been issued pursuant to this
Section 4, with the Lender set forth in said Schedule VIII as the issuing bank for each such existing standby letter of credit being deemed to be the Issuing Bank in respect of such Standby Letter of Credit hereunder and with each other Lender being deemed to be an L/C Participant with respect to such Standby Letter of Credit for purposes of this Agreement and the Security Documents. The Borrower shall pay to the Administrative Agent, for the accounts of the relevant Issuing Bank and L/C Participants (or, in the case of the fees contemplated by subsection 4.3(c), to the relevant Issuing Bank, for its own account), the fees and commissions described in subsection 4.3 with respect to each such Standby Letter of Credit.


     SECTION 5.     PROVISIONS RELATING TO THE EXTENSIONS OF
                    CREDIT; FEES AND PAYMENTS

          5.1 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each applicable Lender
(i) the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 10), and (ii) the principal amount of the Term Loan on the dates and in the amounts set forth in subsection
2.3 (or the then unpaid principal amount of such Term Loan, on the date that the Term Loans become due and payable pursuant to
Section 10). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 5.8.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (c) The Administrative Agent shall maintain the Register pursuant to subsection 12.7(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan and Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and
(iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 5.1(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

          (e) The Borrower agrees that, upon request of any Lender through the Administrative Agent, the Borrower will execute and deliver to such Lender (i) a promissory note of the Borrower evidencing the Term Loan of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Term Note") and/or (ii) a promissory note of the Borrower evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit B with appropriate insertions as to date and principal amount (a "Revolving Credit Note"), to the extent necessary (in each such case) to permit such Lender to assign any Loan to a Federal
Reserve Bank.

          5.2 Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for each day during the period from and including the first day of the Commitment Period to the Termination Date, computed at the rate per annum equal to the Applicable Commitment Fee Rate in effect on such date times the Available Commitment of such Lender on such day. Such commitment fee shall be payable quarterly, in arrears, on the last Business Day of each March, June, September and December and on the Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

          5.3 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' (or, in the case of prepayments of ABR Loans, one Business Day's) irrevocable notice to the Administrative Agent (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, on the date upon which such notice is due), specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 5.15 and, except in the case of prepayments of Revolving Credit Loans which are ABR Loans, accrued interest to such date on the amount prepaid. Partial prepayments of the Term Loans shall be applied ratably to the remaining installments of principal thereof. Amounts prepaid on account of the Term Loans may not be reborrowed. Partial prepayments shall be in an aggregate principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof.

          5.4 Optional Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans then outstanding, when added to the then outstanding L/C Obligations, would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the affected Commitments then in effect.

          5.5  Mandatory Reduction of Commitments and
Prepayments.   (a)  If at any time the Aggregate Outstanding
Extensions of Credit of all Lenders exceeds the Revolving Credit Commitments then in effect (including, without limitation, as a result of any permanent reduction of the Revolving Credit Commitments pursuant to subsection 5.4 or this subsection 5.5), the Borrower shall immediately repay the Revolving Credit Loans (and, to the extent necessary, cash collateralize the L/C Obligations) by the amount equal to such excess.

          (b)  During such time as the Borrower is not
maintaining an Investment Grade Rating, the Borrower shall, as promptly as is practicable (and, in any event, within one Business Day following the receipt thereof), repay the Loans and reduce the Commitments by the amount equal to the aggregate amount of Net Proceeds received from any Net Proceeds Event; provided that no such repayment and reduction shall be due pursuant to this subsection 5.5(b) with respect to any Net Proceeds Event on account of:

          (i)  the issuance or sale to third parties of Capital
     Stock of the Greg Norman Subsidiary in connection with the consummation of the Greg Norman Transaction;

          (ii) the sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any real or personal, tangible or intangible, property of the Borrower and its Subsidiaries, to the extent that the Net Proceeds from such sale, transfer or other disposition (in the aggregate with the Net Proceeds from all other sales, transfers and other dispositions occurring during such fiscal year) is less than $6,000,000; or

          (iii) the recovery by the Borrower of amounts owing to it under property insurance policies, except to the extent that (A) either (1) such recoveries exceed the reasonably estimated cost of replacing the property on account of which such amounts were paid to the Borrower and its Subsidiaries or (2) the Borrower and its Subsidiaries are not diligently proceeding with such replacement and (B) with respect to recoveries by Foreign Subsidiaries of the Borrower, such amounts can be repatriated to the United States without the incurrence (or material acceleration) of significant tax liability.

Any repayment of Loans and reduction of Commitments required by this subsection 5.5(b) shall be made in accordance with the provisions of subsection 5.5(d).

          (c) The Borrower shall repay the Loans and reduce the Aggregate Commitment within one Business Day following delivery of the certificate referenced in subsection 8.2(b) (commencing with the certificate covering the fiscal year ending on December 31, 1996) by the amount equal to 50% of Excess Cash Flow for the fiscal year covered by such certificate, with any such repayment of Loans and reduction of Aggregate Commitment being made in accordance with the provisions of subsection 5.5(d); provided that no such repayment and reduction shall be required pursuant to this subsection 5.5(c) to the extent that the Borrower is maintaining an Investment Grade Rating on the date that such prepayment is due.

          (d) Any payments of the Loans and reductions of the Commitments made pursuant to subsection 5.5(b) or (c) shall be applied, first, to the prepayment of the Term Loans (with such prepayment being applied ratably to the then outstanding installments thereof) and, second, to reduce the Revolving Credit Commitments. Unless the Borrower otherwise elects, the application of prepayments made pursuant to this subsection 5.5 shall be made, first, to ABR Loans and, second, to Eurodollar Loans.

          5.6 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by delivering to the Administrative Agent an irrevocable Notice of Borrowing by 10:00 A.M., New York City time, at least one Business Day prior to the requested date of conversion; provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by delivering to the Administrative Agent an irrevocable Notice of Borrowing by 10:00 A.M., New York City time, at least three Business Days' prior to the requested conversion date. Any such Notice of Borrowing with respect to a conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such Notice of Borrowing, the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date (in the case of conversions of Revolving Credit Loans) or the date of the final installment of principal of the Term Loans.

          (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower delivering to the Administrative Agent an irrevocable Notice of Borrowing, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Termination Date (in the case of continuations of Revolving Credit Loans) or the date of the final installment of principal of the Term Loans and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.
Upon receipt of any such Notice of Borrowing, the Administrative Agent shall promptly notify each Lender thereof.

          5.7 Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Tranche shall be equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof. In no event shall there be more than 15 Tranches of Eurodollar Loans outstanding at any time.

          5.8  Interest Rates and Payment Dates.  (a)  Each
Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the then
Applicable Margin.

          (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the then Applicable Margin.

          (c) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

          (e) Notwithstanding anything to the contrary contained herein, in no event shall the Borrower be obligated to pay interest in excess of the maximum amount which is chargeable under applicable law.

          5.9 Computation of Interest and Fees. (a) Commitment fees and, whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate. Any change in the Applicable Margin or Applicable Commitment Fee Rate resulting from a change in the Pricing Ratio shall become effective on the date upon which the financial statements showing such change which are required to be delivered pursuant to subsection 8.1(a) or (b), as the case may be, are received by the Administrative Agent.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 5.8(a).

          5.10 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

          5.11 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective relevant Commitment Percentages of the Lenders holding obligations in respect of which such amounts were paid. Each payment (including each prepayment) by the Borrower on account of principal of and (subject to the provisions of subsection 5.12) interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of such Loans then held by the Lenders. Except as otherwise set forth herein, all payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the applicable Lenders, at the Administrative Agent's office specified in subsection 12.3, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders holding obligations on account of which such amounts were paid promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its relevant Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the borrowing date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection 5.11 shall be conclusive in the absence of manifest error. If such Lender's relevant Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such borrowing date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

          5.12 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 5.15.

          5.13 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

            (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 5.14 and changes in the rate of net income taxes or franchise taxes (imposed in lieu of net income taxes) of such Lender);

           (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (iii)   shall impose on such Lender any other
condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law, if compliance therewith is a customary banking practice) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection 5.13, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection 5.13 submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection
5.13 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          5.14 Taxes. (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any
Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection 5.14 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

            (i) deliver to the Borrower and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

           (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

          (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 12.7 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection 5.14, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

          (c) If any Lender shall receive a credit or refund from a taxing authority with respect to, and actually resulting from, an amount of Non-Excluded Taxes actually paid to or on behalf of such Lender by the Borrower (a "Tax Credit"), such Lender shall promptly notify the Borrower of such Tax Credit. If such Tax Credit is received by such Lender in the form of cash, such Lender shall promptly pay to the Borrower the amount so received with respect to the Tax Credit. If such Tax Credit is not received by such Lender in the form of cash, such Lender shall pay the amount of such Tax Credit not later than the time prescribed by applicable Law for filing the return (including extensions of time) for such Lender's taxable period which includes the period in which such Lender receives the economic benefit of such Tax Credit. In any event, the amount of any Tax Credit payable by a Lender to the Borrower pursuant to this clause (c) shall not exceed the actual amount of cash refunded to, or credits received and usable (in accordance with the actual practices then in use by such Lender) by, such Lender from a taxing authority. In determining the amount of any Tax Credit, a Lender may use such apportionment and attribution rules as such Lender customarily employs in allocating taxes among its various operations and income sources and such determination shall be conclusive absent manifest error. The Borrower further agrees promptly to return to a Lender the amount paid to the Borrower with respect to a Tax Credit by such Lender if such Lender is required to repay, or is determined to be ineligible for, a Tax Credit for such amount. Notwithstanding anything to the contrary contained herein, the Borrower hereby acknowledges and agrees that (i) neither the Administrative Agent nor any Lender shall be obligated to provide the Borrower with details of the tax position of the Administrative Agent or such Lender (as the case may be) and (ii) the Borrower shall have no right to inspect any records (including tax returns) of the Administrative Agent or such Lender (as the case may be).

          5.15 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of
(a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or
(c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          5.16 Change of Lending Office. Each Lender agrees that if it makes any demand for payment under subsection 5.13 or 5.14(a), or if any adoption or change of the type described in subsection 5.12 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its good faith discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under subsection 5.13 or 5.14(a), or would eliminate or reduce the effect of any adoption or change described in subsection 5.12.

          5.17 Additional Action in Certain Events. (a) In the event that any event or condition described in Section 5.12, 5.13 or 5.14(a) has occurred and is continuing that increases the cost to the Borrower of the Loans by any Lender, the Borrower may (after paying any accrued amounts required to be paid pursuant to Section 5.12, 5.13 or 5.14(a) hereof, as the case may be, for the period prior to the taking of such action) require any Lender so affected by such event or condition to transfer or assign, in whole (but not in part), without recourse, its Commitments and Loans hereunder in accordance with the provisions of subsection 12.7(c) to one or more Assignees (which need not be existing Lenders hereunder, but which may not request payment from the Borrower of any such amounts on account of the same event or condition which affects the assigning Lender) identified to it by the Borrower.

          (b) In the event that any Lender shall fail to execute and deliver any amendment, supplement or modification hereto requested by the Borrower, the Borrower may (within 30 days following the requested response date for such amendment, supplement or modification) require such Lender to transfer or assign, in whole (but not in part), without recourse, its Commitments and Loans hereunder in accordance with the provisions of subsection 12.7(c) to one or more Assignees (which need not be existing Lenders hereunder, but which must be willing to execute and deliver such amendment, supplement or modification) identified to it by the Borrower.

          (c) Notwithstanding the foregoing provisions of this subsection 5.17, no Lender shall be required to assign all or any portion of its Commitments and Loans pursuant to this Section
5.17 unless and until such Lender shall have received from such Assignees one or more payments which, in an aggregate, are at least equal to the aggregate outstanding principal amount of the Loans owing to such Lender and all accrued interest and other amounts owing on account thereof. Any assignment made pursuant to this subsection 5.17 shall constitute a prepayment for purposes of, and shall be subject to the provisions of, subsection 5.15.


     SECTION 6.     REPRESENTATIONS AND WARRANTIES

          To induce the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

          6.1 Financial Condition. The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1995 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Ernst & Young, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 1996 and the related unaudited consolidated statements of income and of cash flows for the six-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments and the absence of footnotes). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except to the extent permitted under this Agreement or separately disclosed to the Lenders in writing prior to the date hereof, there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at December 31, 1995 during the period from December 31, 1995 to and including the date hereof.

          6.2 No Change. Since December 31, 1995, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

          6.3 Pro Forma Balance Sheet. The pro forma balance sheet referenced in subsection 7.1(m), together with any notes thereto, were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of conditions existing at the time of delivery of pro forma balance sheet. After giving effect to the Repurchase and the transactions contemplated by this Agreement, the Borrower and its Subsidiaries will have recorded assets and liabilities substantially similar to the recorded assets and liabilities contemplated for such date by such pro forma balance sheet referenced in subsection 7.1(m).

          6.4 Disclosure. (a) No information, schedule, exhibit or report or other document furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (or pursuant to the terms hereof or thereof), as such information, schedule, exhibit or report or other document has been amended, supplemented or superseded by any other information, schedule, exhibit or report or other document later delivered to the same parties receiving such information, schedule, exhibit or report or other document, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances when made, not materially misleading.

          (b)  The Offer to Purchase (as in effect on the Closing
Date) did not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances when made, not materially misleading.

          6.5 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and (in the case of the Borrower and its Material Subsidiaries) in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) in the case of the Borrower and its Material Subsidiaries, is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that all failures to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that all failures to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.6 Corporate Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower is a party. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          6.7 No Legal Bar. The execution, delivery and performance of the Loan Documents to which the Borrower is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

          6.8  No Material Litigation.  No litigation,
investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

          6.9 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          6.10  Ownership of Property; Liens.  Each of the
Borrower and its Material Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by subsection
9.3.

          6.11 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted, except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property which, if accurate, could reasonably be expected to have a Material Adverse Effect, nor does the Borrower know of any valid basis for any such claim. To the best knowledge of the Borrower, the use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          6.12  No Burdensome Restrictions.  No Requirement of
Law applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          6.13 Taxes. Each of the Borrower and its Material Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

          6.14 Federal Regulations. No part of the proceeds of any Loans will be used in any manner which would violate, or result in the violation of, Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

          6.15 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount in excess of $10,000,000.

          6.16 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

          6.17 Subsidiaries. Schedule III hereto sets forth all of the Subsidiaries of the Borrower at the date hereof.

          6.18 Environmental Matters. (a) The facilities and properties owned, leased or operated by the Borrower, any of its Material Subsidiaries or any of its first-tier Foreign Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law, except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

          (b) The Properties and all operations at the Properties are in compliance, and have in the last 3 years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at or under (or, to the knowledge of the Borrower, about) the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower, any of its Material Subsidiaries or any of its first-tier Foreign Subsidiaries (the "Business"), except insofar as such violation or failure to be in compliance or contamination, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

          (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in the payment of a Material Environmental Amount.

          (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower, any of its Material Subsidiaries or any of its first-tier Foreign Subsidiaries is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business, except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

          (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

          6.19 Pledge Agreements. (a) Each Pledge Agreement constitutes a legal, valid and binding obligation of the Loan Party who is party thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          (b) Upon delivery to the Administrative Agent of the stock certificates evidencing the Pledged Stock of which the issuer is a corporation organized under the laws of any jurisdiction within the United States, the security interests granted pursuant to the Pledge Agreements will constitute a valid, perfected first priority security interest on such Pledged Stock (subject to the terms of the Collateral Agency Agreement), enforceable as such against all creditors of the respective Pledgor and any Persons purporting to purchase any such Pledged Stock from the respective Pledgor.

          (c) Except as set forth in the legal opinions provided to the Administrative Agent by counsel in the relevant jurisdictions pursuant to subsection 7.1(f)(iv) or 8.10, the security interests in the capital stock or other equity interests of each Foreign Subsidiary granted pursuant to the Pledge Agreements will constitute a valid, perfected first priority security interest on such Pledged Stock (to the extent applicable under the relevant local laws or otherwise reasonably acceptable to the Agents, but subject to the terms of the Collateral Agency Agreement), enforceable as such against all creditors of the respective Pledgor and any Persons purporting to purchase any such Pledged Stock from the respective Pledgor.

          6.20 Security Agreements. (a) Each Security Agreement constitutes a legal, valid and binding obligation of the grantor party thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          (b) Upon filing by the Administrative Agent of (i) the financing statements listed on Schedule IV hereto (and, after the Closing Date, any additional filings required to be made pursuant to the Credit Documents) and (ii) any filings required with the United States Patent and Trademark Office, the security interests granted pursuant to the Security Agreements will constitute a valid, perfected first priority security interest on the Collateral (as defined therein) (subject to the terms of the Collateral Agency Agreement), enforceable as such against all creditors of any grantor and any Persons purporting to purchase any such Collateral from the Loan Party who is the grantor with respect thereto (except purchasers of Inventory in the ordinary course of business).

          6.21 Guarantees. The provisions of each Guarantee are effective to create a legal, valid, binding and enforceable guarantee of the obligations described therein, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          6.22 Solvency. On the Closing Date (after giving effect to the Repurchase and the borrowing and use of proceeds of the Term Loans), the aggregate value of all of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, exceeds the total liabilities of the Borrower and its Subsidiaries on a consolidated basis (including contingent, subordinated, unmatured and unliquidated liabilities). The Borrower and its Subsidiaries have the ability to pay their respective debts as they mature and do not have unreasonably small capital with which to conduct their respective businesses. For purposes of this subsection 6.22, the "fair valuation" of such assets shall be determined on the basis of that amount which may be realized within a reasonable time, in any manner through realization of the value of or dispositions of such assets at the regular market value, conceiving the latter as the amount which could be obtained for the properties in question within such period by a capable and diligent business person from an interested buyer who is willing to purchase under ordinary selling conditions.


     SECTION 7.     CONDITIONS PRECEDENT

          7.1 Conditions to Initial Extensions of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

          (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) each Stock Pledge Agreement, executed and delivered by a duly authorized officer of each party thereto, (iii) the Subsidiaries Guarantee, executed and delivered by a duly authorized officer of each party thereto, (iv) each Security Agreement, executed and delivered by a duly authorized officer of each party thereto, (v) each Patent Security Agreement, executed and delivered by a duly authorized officer of each party thereto, (vi) each Trademark Security Agreement, executed and delivered by a duly authorized officer of each party thereto and (vii) the Collateral Agency Agreement, executed and delivered by each party thereto.

          (b)  Indenture and Other Agreements.  The
     Administrative Agent shall have received true and correct copies, certified as to authenticity by the Borrower, of the Indenture, and such other documents or instruments as may be reasonably requested by the Administrative Agent.

          (c)  Closing Certificate of Borrower.  The
     Administrative Agent shall have received a certificate of the President or any Vice President and the Secretary or an Assistant Secretary of the Borrower, dated the Closing Date,
     (i) attaching the Charter and By-laws of the Borrower, (ii) attaching the resolutions of the Board of Directors of the Borrower with respect to the Repurchase and the transactions contemplated hereby, (iii) certifying that the such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate and (iv) certifying as to the incumbency and signature of the officers of the Borrower executing any Loan Document; such certificate (and the attachments thereto) shall be in form and substance satisfactory to the Administrative Agent.

          (d) Closing Certificate of Loan Parties. The Administrative Agent shall have received a certificate of the President or any Vice President and the Secretary or an Assistant Secretary of each Loan Party (other than the Borrower), dated the Closing Date, (i) attaching the resolutions of the Board of Directors of such Loan Party with respect to the transactions contemplated hereby to which it is a party, (ii) certifying that the such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate and (iv) certifying as to the incumbency and signature of the officers of such Loan Party executing any Loan Document; such certificate (and the attachments thereto) shall be written in English (or be accompanied by a certified English translation) and be in form and substance satisfactory to the Administrative Agent.

          (e) Fees. The Administrative Agent shall have received, for the accounts of the Lenders and the Administrative Agent, all accrued fees and expenses owing hereunder or in connection herewith to the Administrative Agent and the Lenders (including, without limitation, accrued fees and disbursements of primary counsel to the Administrative Agent), to the extent that such fees and expenses have been presented for payment a reasonable time prior to the Closing Date.

          (f) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

                 (i)  the executed legal opinion of Ropes &
          Gray, counsel to the Borrower and the other Loan
          Parties, substantially in the form of Exhibit I-1;

                (ii) the executed legal opinion of Barry Nagler, Esq., General Counsel of the Borrower, substantially in the form of Exhibit I-2;

               (iii)   the executed legal opinion of Simpson
          Thacher & Bartlett, counsel to the Administrative
          Agent, substantially in the form of Exhibit I-3; and

                (iv)  the executed legal opinion of such
          international counsel as the Administrative Agent reasonably may require, as special counsel to the Borrower and the other Loan Parties, in form and substance reasonably satisfactory to the Administrative
          Agent.

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (g) Solvency Opinions. The Administrative Agent shall have received the opinion of Houlihan, Lokey, Howard & Zukin with respect to the solvency of the Borrower (after giving effect to the consummation of the Repurchase and the borrowings to be effected hereunder on the Closing Date), and such opinion shall be in form and substance reasonably satisfactory to the Administrative Agent.

          (h) Pledged Stock; Stock Powers. The Administrative Agent shall have received the certificates representing the shares pledged pursuant to each of the Stock Pledge Agreements, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

          (i) Actions to Perfect Liens. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed.

          (j) Lien Searches. The Administrative Agent shall have received the results of a recent search by a Person reasonably satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgement and tax lien filings which may have been filed with respect to personal property of the Borrower, and the results of such search shall be reasonably satisfactory to the Administrative Agent.

          (k) Tender Offer Documents. The Administrative Agent and each Lender shall have received complete and correct copies of each of the material Tender Offer Documents and all amendments thereto, waivers relating thereto and other material side letters and agreements affecting the terms thereof. None of the Tender Offer Documents will have been amended, supplemented or otherwise modified (including waivers) since the date hereof, except (a) amendments, supplements and other modifications (including waivers) to the Tender Offer Documents which (i) do not increase the price paid for the Shares, (ii) do not affect the material conditions to the Borrower's obligation to purchase the Shares and (iii) would not reasonably be expected to have a Material Adverse Effect or (b) as approved by the Majority Banks. Each Tender Offer Document to which the Borrower or any of its Subsidiaries is a party shall have been duly executed and delivered by the Borrower or such Subsidiary, as the case may be, and shall be in full force and effect.

          (l) Consents. The Administrative Agent shall have received true and correct copies (in each case, certified as to authenticity on such date by a duly authorized officer of the Borrower) of all documents and instruments necessary or reasonably advisable under any Requirement of Law or by Contractual Obligation of the Borrower or any of its Subsidiaries, in connection with the Repurchase or the execution, delivery, performance, validity and enforceability of any Tender Offer Document, other than any consents, authorizations and filings for which the failure to make or obtain would not be reasonably likely to have a Material Adverse Effect; such consents, authorizations and filings shall be reasonably satisfactory in form and substance to the Administrative Agent and shall be in full force and effect; and all applicable waiting periods shall have expired without any action being taken by any Governmental Authority which restrains, prevents or imposes materially adverse conditions upon consummation of the Repurchase or the financing thereof. All such consents, licenses and approvals shall be in full force and effect.

          (m) Pro Forma Balance Sheet. The Administrative Agent shall have received a pro forma balance sheet of the Borrower and its Subsidiaries on a consolidated basis (which pro forma balance sheet shall have been delivered to the Administrative Agent and the Lenders at least 10 days prior to the date hereof).

          (n) Termination of Existing Credit Agreements. The Administrative Agent shall have received evidence reasonably satisfactory to it of (i) the termination by the Borrower of the Loan Agreement, dated as of November 1, 1994 (as the same has been amended, supplemented or otherwise modified from time to time), among the Borrower, the banks named therein and Credit Suisse, as Administrative Agent and Arranger, (ii) the termination by the Borrower of the Credit Agreement, dated as of November 1, 1994 (as the same has been amended, supplemented or otherwise modified from time to time), among the Borrower, the banks named therein and Credit Suisse, as Administrative Agent and Arranger, and
     (iii) the payment of all amounts which are then due and payable thereunder.

          7.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by the Borrower and each other Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by, and Letter of Credit issued on behalf of, the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this subsection 7.2 have been satisfied.


     SECTION 8.     AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

          8.1 Financial Statements. Furnish to each Lender and the Administrative Agent:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young or other independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          8.2  Certificates; Other Information.  Furnish to each
Lender and the Administrative Agent:

          (a) concurrently with the delivery of the financial statements referred to in subsection 8.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in subsections 8.1(a) and (b), a certificate of a Responsible Officer (i) stating that, to the best of such Officer's knowledge, during such period (A) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the Borrower has complied with the requirements of subsection 8.10 with respect thereto), (B) neither the Borrower nor any of its Subsidiaries has changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Security Documents with respect thereto and (C) the Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) setting forth the calculation of the Pricing Ratio (for purposes of determining the Applicable Margin and Applicable Commitment
     Fee) as of the last day of the fiscal quarter most recently ended, (iii) setting forth the calculation of the amounts, if any, which have been repatriated to the United States during such period from Foreign Subsidiaries and which, as a result of such repatriation, should be included in the calculation of Excess Cash Flow and/or Net Proceeds pursuant to the definitions of such terms in subsection 1.1 and (iv) setting forth the computations used by the Borrower in determining (as of the end of such fiscal period) compliance with the covenants contained in subsection 9.1; provided that (x) the certifications specified in clauses (i)(A) and
     (i)(B) above shall not be required following the date upon which the Borrower first obtains an Investment Grade Rating and (y) the certifications specified in clause (iii) above shall not be required with respect to any fiscal period during which the Borrower has, on each day thereof, maintained an Investment Grade Rating;

          (c) not later than 45 days after the end of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such Officer has no reason to believe they are incorrect or misleading in any material respect; provided that the provisions of this clause (c) shall not apply for any year with respect to which the Borrower is maintaining an Investment Grade Rating on the date that such projections are due;

          (d) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

          (e) not later than five Business Days after the end of each calendar month, a certificate of a Responsible Officer of the Borrower setting forth the amount, beneficiary and Issuing Bank with respect to each Special Letter of Credit which was outstanding as of the last day of such calendar month; and

          (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          8.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity in accordance with customary terms or before they become delinquent, as the case may be, all of its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

          8.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or (in the reasonable judgment of the Borrower) desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 9.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

          8.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its material property (including, in any event, all material Collateral) in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

          8.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time (upon reasonable advance notice, when no Default or Event of Default has occurred and is continuing) and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

          8.7  Notices.  Promptly give notice to the
Administrative Agent (which shall give prompt notice thereof to the Lenders) of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $10,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought which could have a Material Adverse Effect;

          (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

          (e) prior to the date upon which the Borrower first obtains an Investment Grade Rating, the acquisition or creation of any Domestic Subsidiary or any Foreign
     Subsidiary which has Capital Stock that is directly owned by the Borrower or any Domestic Subsidiary;

          (f) any change in the Credit Rating of the Borrower promptly upon the effectiveness thereof; and

          (g) the occurrence of (i) any material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (ii) any development or event which could reasonably be expected to have a material adverse effect on the rights or remedies of the Administrative Agent or the Lenders hereunder or under any of the other Loan Documents.

Each notice pursuant to this subsection 8.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

          8.8 Environmental Laws. (a) Comply with, and use reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

          8.9 Further Assurances. (a) Upon the request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or reasonably advisable to maintain in favor of the Administrative Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

          (b) Upon request of the Administrative Agent, promptly provide such documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby as the Administrative Agent shall reasonably request.

          8.10 Additional Collateral. (a) With respect to any assets (other than assets having a de minimis value) acquired after the Closing Date by the Borrower or any of its Domestic Subsidiaries that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject (other than (y) any assets described in paragraph (b) or (c) of this subsection 8.10 and (z) immaterial assets a Lien on which cannot be perfected by filing UCC-1 financing statements), promptly (and in any event within 30 days after the acquisition thereof): (i) execute and deliver to the Administrative Agent such amendments to the relevant Security Documents or such other documents as the Administrative Agent shall deem necessary or reasonably advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on such assets, (ii) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent, and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (b) With respect to any Person that, subsequent to the Closing Date, becomes a Subsidiary (other than a Foreign Subsidiary and the Greg Norman Subsidiary), promptly (i) cause such new Subsidiary to become a party to a Subsidiaries Guarantee pursuant to documentation which is in form and substance satisfactory to the Administrative Agent and (ii) if so requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to due authorization, execution, delivery of such Subsidiaries Guarantee by such new Subsidiary and the enforceability against it of such Subsidiaries Guarantee, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (c) With respect to any Person that, subsequent to the Closing Date, becomes a Material Subsidiary (other than a Foreign Subsidiary and the Greg Norman Subsidiary), promptly upon the request of the Administrative Agent: (i) execute and deliver to the Administrative Agent, for the benefit of the Lenders, a new pledge agreement or such amendments to the relevant Pledge Agreement as the Administrative Agent shall deem necessary or reasonably advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Material Subsidiary which is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Material Subsidiary, as the case may be, (iii) cause such new Material Subsidiary to take all actions necessary or advisable to cause the Lien created by the relevant Subsidiary Security Agreement to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (d) With respect to any Person that, subsequent to the Closing Date, becomes a Foreign Subsidiary which has either (x) assets having a fair market value (as reasonably estimated by the Borrower) or book value in excess of $10,000,000 in the aggregate or (y) revenues in excess of $10,000,000 per annum, promptly upon the request of the Administrative Agent: (i) execute and deliver to the Administrative Agent a new pledge agreement or such amendments to the relevant Pledge Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary which is owned by the Borrower or any of its Domestic Subsidiaries (provided that in no event shall more than 65% of the Capital Stock of any such Foreign Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent any certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take or cause to be taken all such other actions under the law of the jurisdiction of organization of such Foreign Subsidiary as may be necessary or advisable to perfect such Lien on such Capital Stock and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (e) Notwithstanding anything to the contrary contained herein, the provisions of this subsection 8.10 shall not apply after the date upon which the Borrower first obtains an Investment Grade Rating.

          8.11 Interest Rate Hedging. Within 180 days following the Closing Date, the Borrower shall obtain interest rate protection on not less than 50% of its then-outstanding long-term floating rate Indebtedness upon terms, and subject to conditions, reasonably satisfactory to the Administrative Agent.


     SECTION 9.     NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall not, and (except with respect to subsection 9.1) shall not permit any of its Subsidiaries to, directly or indirectly:

          9.1 Financial Condition Covenants. (a) During such time as the Borrower is not maintaining an Investment Grade
Rating as of the last day of the period for which compliance with the relevant covenant is calculated:

          (i) Indebtedness to EBITDA. Permit, at any date occurring during any "Test Period" set forth below, the Pricing Ratio on such date to be greater than the ratio set forth opposite such period below:

                    Test Period            Ratio

      Closing Date - 03/31/97        4.25 to 1.00
      04/01/97 - 06/30/97            4.00 to 1.00
      07/01/97 - 09/30/97            3.75 to 1.00
      10/01/97 - 12/30/97            3.50 to 1.00
      12/31/97 - 03/31/98            3.40 to 1.00
      04/01/98 - 06/30/98            3.25 to 1.00
      07/01/98 - 09/30/98            3.00 to 1.00
      10/01/98 - 12/30/98            2.75 to 1.00
      12/31/98 - 03/31/99            2.50 to 1.00
      04/01/99 - 06/30/99            2.25 to 1.00
      07/01/99 - thereafter          2.00 to 1.00

          (ii) Interest Coverage. Permit, for any period of four consecutive fiscal quarters ending during any "Test Period" set forth below, the ratio of (i) EBITDA for such period to (ii) the amount of interest expense of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of their consolidated Indebtedness, to be less than the ratio set forth opposite such period below:

             Test Period            Ratio

       Closing Date - 03/31/97      3.00 to 1.00
       04/01/97 - 06/30/97          3.15 to 1.00
       07/01/97 - 03/31/98          3.25 to 1.00
       04/01/98 - 06/30/98          3.50 to 1.00
       07/01/98 - 09/30/98          3.75 to 1.00
       10/01/98 - 12/30/98          4.00 to 1.00
       12/31/98 - 03/31/99          4.25 to 1.00
       04/01/99 - 06/30/99          4.50 to 1.00
       07/01/99 - 09/30/99          4.75 to 1.00
       10/01/99 - thereafter        5.00 to 1.00

     ; provided, however, that, during the period prior to September 30, 1997, such interest expense shall be determined on a pro forma basis, as if (x) the Repurchase (including, without limitation, the borrowings hereunder utilized to finance the Repurchase) had been consummated on January 1, 1996 and (y) prior to September 30, 1996, the interest rate in effect with respect to the Loans hereunder on each day of each fiscal quarter during that period had been the weighted average of the interest rates in effect for such Loans on the last day of such fiscal quarter.

          (iii) Fixed Charge Coverage. Permit, for any period of four consecutive fiscal quarters ending during any "Test Period" set forth below, the ratio of (i) the amount equal to EBITDA for such period minus the sum of cash capital expenditures for such period and taxes paid in cash during such period to (ii) Consolidated Fixed Charges for such period, to be less than the ratio set forth opposite such period below:

              Test Period            Ratio

           12/31/96 - 12/31/97       1.00 to 1.00
           01/1/98 - thereafter      1.10 to 1.00

     ; provided, however, that, during the period prior to September 30, 1997, such Consolidated Fixed Charges shall be determined on a pro forma basis, as if (x) the Repurchase (including, without limitation, the borrowings hereunder utilized to finance the Repurchase) had been consummated on January 1, 1996 and (y) prior to September 30, 1996, the interest rate in effect with respect to the Loans hereunder on each day of each fiscal quarter during that period had been the weighted average of the interest rates in effect for such Loans on the last day of such fiscal quarter.

          (b) During such time as the Borrower is maintaining an Investment Grade Rating as of the last day of the period for which compliance with the relevant covenant is calculated:

          (i) Indebtedness to EBITDA. Permit the Pricing Ratio on any date to be greater than the greater of (A) the required ratio which would be in effect for such period if the provisions of subsection 9.1(a)(i) were then applicable and (B) 3.00 to 1.00.

          (ii) Interest Coverage. Permit, for any period of four consecutive fiscal quarters most recently ended, the ratio of (i) EBITDA for such period to (ii) the amount of interest expense, both expensed and capitalized, of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of their consolidated Indebtedness, to be less than 3.00 to 1.00.

          9.2 Limitation on Indebtedness and Preferred Stock. Create, incur, assume or suffer to exist any Indebtedness or preferred stock (other than preferred stock which, by its terms, does not require the payment of any cash dividends thereon or impose any cash penalties for the failure to declare cash dividends thereon), except:

          (a)  Indebtedness of the Borrower under this Agreement;

          (b) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

          (c) Indebtedness of the Borrower and any of its Subsidiaries incurred to finance or refinance (i) the acquisition and construction of a new headquarters park for the Borrower, not to exceed $130,000,000 in the aggregate, and (ii) the acquisition of other fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) in an aggregate principal amount not exceeding, as to the Borrower and its Subsidiaries, $50,000,000 at any time outstanding;

          (d) short-term Indebtedness of Foreign Subsidiaries incurred for working capital purposes, and standby letters of credit (other than Standby Letters of Credit) issued for the account of Foreign Subsidiaries, in an aggregate principal amount not to exceed $150,000,000 at any time outstanding;

          (e) Indebtedness on account of commercial letters of credit issued for the account of the Borrower and its Subsidiaries in the ordinary course of business;

          (f) Indebtedness outstanding on the date hereof and listed on Schedule V and any refinancings, refundings, renewals or extensions thereof in an amount not to exceed the then current principal amount thereof;

          (g) Indebtedness of a corporation which becomes a Subsidiary after the date hereof, provided that (i) such Indebtedness existed at the time such corporation became a Subsidiary and was not created in anticipation thereof and
     (ii) immediately after giving effect to the acquisition of such corporation by the Borrower no Default or Event of Default shall have occurred and be continuing;

          (h) Indebtedness on account of commercial paper issued by the Borrower; provided that the sum of the aggregate outstanding principal amount of such commercial paper and the Aggregate Outstanding Extensions of Credit shall at no time exceed the aggregate amount of the Revolving Credit Commitments then in effect;

          (i) additional Indebtedness not exceeding $25,000,000 in aggregate principal amount at any one time outstanding;

          (j) Guarantee Obligations permitted pursuant to subsection 9.4; and

          (k) additional Indebtedness the Net Proceeds of which are applied in accordance with the provisions of subsection
     5.5(b).

          9.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

          (b)  carriers', warehousemen's, mechanics',
     materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

          (f)  Liens in existence on the date hereof listed on
     Schedule VI, securing Indebtedness permitted by subsection 9.2(f), provided that no such Lien is spread to cover any additional property after the date hereof and that the amount of Indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness of the Borrower and its Subsidiaries permitted by subsection 9.2(c) incurred to finance or refinance the acquisition of fixed or capital assets (including, without limitation, the new headquarters park for the Borrower), provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets (or, in the case of any refinancing, secured the Indebtedness being refinanced) or within 90 days following such acquisition, (ii) such Liens do not at any time encumber any property other than the property originally financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

          (h)  Liens on assets of any Foreign Subsidiary securing
     (i) Indebtedness of such Foreign Subsidiary permitted by subsection 9.2(d) or (ii) Guarantee Obligations permitted by subsection 9.4(d) which support Indebtedness incurred in reliance upon the provisions of subsection 9.2(d); provided that the aggregate maximum amount of Indebtedness and Guarantee Obligations which may be secured by Liens incurred in reliance upon this subsection 9.3(h) shall be $25,000,000 at any one time outstanding;

          (i) Liens securing Indebtedness permitted by subsection 9.2(e) which encumber only the assets acquired or shipped with the support of such commercial letter of credit;

          (j) Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof securing Indebtedness permitted by subsection 9.2(g), provided that
     (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof,
     (ii) any such Lien is not spread to cover any additional property or assets of such corporation after the time such corporation becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased;

          (k) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Borrower and all Subsidiaries) $25,000,000 in aggregate amount at any time outstanding; and

          (l)  Liens created pursuant to the Security Documents
     (including, without limitation, Liens in favor of holders of Securities outstanding on the date hereof under the Indenture, to the extent contemplated by the Collateral
     Agency Agreement).

          9.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation, except:

          (a) Guarantee Obligations in existence on the date hereof and listed on Schedule VII;

          (b) Guarantee Obligations incurred after the date hereof in an aggregate amount not to exceed $50,000,000 at any one time outstanding;

          (c) guarantees made by the Borrower of obligations of any of its Subsidiaries, which obligations are otherwise permitted under this Agreement;

          (d) guarantees made by Subsidiaries of the Borrower of obligations of the Borrower or any of its other
     Subsidiaries, which obligations are otherwise permitted under this Agreement;

          (e) reimbursement obligations on account of letters of credit (including, without limitation, Letters of Credit) otherwise permitted under this Agreement which are issued for the account of the Borrower and its Subsidiaries; and

          (f)  the Guarantees.

          9.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

          (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Subsidiary of the Borrower; and

          (c) any Subsidiary of the Borrower may enter into any transaction permitted by subsection 9.6 or 9.9.

          9.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Subsidiary, except:

          (a) the sale or other disposition of obsolete or worn out property (including, without limitation, any property which is no longer used or useful in the business of the Borrower and its Subsidiaries) in the ordinary course of business; provided that the Net Proceeds of each such transaction are applied to the prepayment of the Loans as provided in subsection 5.5;

          (b) the sale or other disposition of any property, provided that (other than inventory) the fair market value of all assets so sold or disposed of in any period of twelve consecutive months shall not exceed $10,000,000;

          (c) the sale of inventory (including, without limitation, "out-of-date" and "less than first quality" inventory) in the ordinary course of business;

          (d) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

          (e) the sale or issuance to (i) Greg Norman (or any entity controlled by him) of equity in the Greg Norman Subsidiary in connection with the consummation of the Greg Norman Transaction and (ii) minority owners and joint venture partners of equity of other Subsidiaries;

          (f) the sale of assets pursuant to sale and leaseback transactions otherwise permitted pursuant to this Agreement;
     and

          (g) the sale, transfer or other disposition of assets, and the issuance of Capital Stock, the Net Proceeds of which are applied in accordance with the provisions of subsection 5.5(b); provided that, in the event that the aggregate consideration to be received by the Borrower and its Subsidiaries on account of such sale, transfer, other disposition or issuance is more than $100,000,000] in the aggregate, at least 75% of such consideration shall be paid in cash.

Notwithstanding the foregoing provisions of this subsection 9.6, at all times prior to the date upon which the Borrower has obtained an Investment Grade Rating, the trademark "Reebok" shall be owned by Borrower, a Domestic Subsidiary or a Foreign
Subsidiary that is party to a Pledge Agreement.

          9.7 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that during such time as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may make Restricted Payments during any fiscal year (a) in an aggregate amount not to exceed the Available Cash Flow Amount and (b) in the amount (not to exceed $25,000,000 in the aggregate) necessary to fulfill the Borrower's obligations under "equity put options" which are outstanding on the date hereof. Notwithstanding anything to the contrary contained in this subsection 9.7, the provisions of this subsection 9.7 shall not apply during such time as the Borrower is maintaining an Investment Grade Rating and no Default or Event of Default has occurred and is continuing (or would result therefrom).

          9.8 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations), except for:

          (a) expenditures in the ordinary course of business in an aggregate amount not exceeding, for any fiscal year of the Borrower, the amount equal to the sum of (i)
     $100,000,000 and (ii) the Available Cash Flow Amount;

          (b) expenditures in respect of the acquisition and construction of a new headquarters park for the Borrower, not to exceed $130,000,000 in the aggregate;

          (c) expenditures made to repair or replace assets which are damaged or destroyed, in an aggregate amount not to exceed the amount (if any) of any proceeds of insurance received on account of such damage or destruction; and

          (d) expenditures on account of the making of any investment permitted pursuant to subsection 9.9(g).

Notwithstanding anything to the contrary contained in this subsection 9.8, the provisions of this subsection 9.8 shall not apply during such time as the Borrower is maintaining an Investment Grade Rating.

          9.9  Limitation on Investments, Loans and Advances.
Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except :

          (a) extensions of trade credit in the ordinary course of business;

          (b)  investments in Cash Equivalents;

          (c) loans and advances to employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business;

          (d) investments by the Borrower in, and loans by the Borrower to, its Subsidiaries and investments by such Subsidiaries in, and loans by Subsidiaries to, the Borrower and other Subsidiaries;

          (e) loans by the Borrower to its employees in an aggregate amount not to exceed $10,000,000;

          (f) investments in existence on the date hereof which are described on Schedule IX hereof;

          (g) during such time as no Default or Event or Default has occurred and is continuing or would result therefrom, investments, loans and advances to joint ventures, and investments in Capital Stock or assets of other Persons, in an aggregate amount not to exceed (i) $50,000,000 in any fiscal year of the Borrower or (ii) $200,000,000 during the period from the date hereof through the date of calculation; and

          (h) foreign exchange contracts of the Borrower and its Subsidiaries entered into in the ordinary course of business for the purpose of providing foreign exchange for their respective operating requirements or of hedging currency exposure (and not, in any event, for investment purposes) and interest rate hedges of the Borrower and its Subsidiaries entered into in the ordinary course of business for the purpose of hedging interest rate exposure on floating rate Indebtedness.

          9.10 Limitation on Optional Payments and Modifications of Debt Instruments. (a) Make any optional payment or prepayment on, or redemption or purchase of, any of the Debentures or (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of the Indenture in any manner which could be reasonably expected to be adverse to the interests of the Lenders or the Administrative Agent.

          9.11  Limitation on Transactions with Affiliates.
Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is
(a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and
(c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

          9.12 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or any Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any Subsidiary, other than (a) sales and leasebacks consummated among the Borrower and its Subsidiaries, (b) any sale and leaseback of the corporate headquarters of the Borrower and (c) other sales and leasebacks resulting in annual lease expense to the Borrower and its Subsidiaries of not more than $25,000,000 in any fiscal year of the Borrower.

          9.13 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than the Saturday nearest to December 31.

          9.14 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than (a) this Agreement, (b) the Indenture and (c) any industrial revenue bonds, purchase money mortgages, Financing Leases and other similar fixed asset financings permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

          9.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for
(a) the design and marketing of sports, leisure and fitness products and services, including footwear, apparel, accessories, equipment and videos, (b) the design and marketing of footwear and apparel for non-athletic use, (c) the businesses in which the Borrower and its Subsidiaries are engaged on the date hereof and businesses of a similar type and (d) other activities relating thereto.


     SECTION 10.    EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Section 9 or any negative covenant contained in any other
     Loan Document; or

          (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 10), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which an executive officer of the Borrower has actual knowledge thereof and (ii) the date upon which the Administrative Agent or any Lender gives notice to the Borrower thereof; or

          (e)  The Borrower or any of its Subsidiaries shall
     (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 60 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or Administrative Agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or the passage of time if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that no Default or Event of Default shall exist under this paragraph unless the aggregate amount of Indebtedness and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $10,000,000; or

          (f) (i) The Borrower or Material Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Material Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Material Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any Material Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any Material Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any Material Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA,
     (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other adverse event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to involve an aggregate amount of liability to the Borrower or any Material Subsidiary in excess of $10,000,000; or

          (h) One or more judgments or decrees shall be entered against the Borrower or any Material Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $10,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (i) Prior to the date upon which the Borrower first obtains an Investment Grade Rating, (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or the Borrower or any other Loan Party which is a party to any of the Security Documents shall so assert,
     (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby or (iii) any Guarantee shall cease, for any reason, to be in full force and effect or any Guarantor shall so assert; or

          (j) (i) Any Person or "group" (within the meaning of
     Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, but other than the Fireman Group) (A) shall have acquired beneficial ownership of 20% or more of any outstanding class of Capital Stock having ordinary voting power in the election of directors of the Borrower or
     (B) shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors or (ii) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors; "Continuing Directors" shall mean the directors of the Borrower on the date hereof and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this
Section 10 with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 10, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

          With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Collateral Agent pursuant to the Borrower Security Agreement (or, to the extent not prohibited by the Indenture, opened by the Administrative Agent hereunder) an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants (as the case may be):

          (x) to the Collateral Agent, for the benefit of the holders of the Secured Obligations under (and as defined in) the Collateral Agency Agreement, a security interest in such cash collateral to secure the Secured Obligations (as defined in the Collateral Agency Agreement). Amounts held in such cash collateral account shall be applied by the Collateral Agent in accordance with the provisions of
     Section 2.2 of the Collateral Agency Agreement; or

          (y) to the Administrative Agent, for the benefit of the Issuing Banks and the L/C Participants, a security interest in such cash collateral to secure all obligations of under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

The Borrower shall execute and deliver to the Collateral Agent or the Administrative Agent, as the case may be, such further documents and instruments as the Collateral Agent or the Administrative Agent, as the case may be, may request to evidence the creation and perfection of its security interest in such cash collateral account.


     SECTION 11.    THE ADMINISTRATIVE AGENT

          11.1 Appointment. (a) Each Lender hereby irrevocably designates and appoints Credit Suisse as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other
powers as are reasonably incidental thereto.   Notwithstanding
any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

          (b) Notwithstanding anything to the contrary contained in this Agreement, the parties hereto hereby agree that the Co-Agents shall have no rights, duties, responsibilities or liabilities in their respective capacities as such and that no Co-Agent shall have the authority to take any action hereunder in its capacity as such.

          11.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through Administrative Agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any Administrative Agents or attorneys in-fact selected by it with reasonable care.

          11.3  Exculpatory Provisions.  Neither the
Administrative Agent nor any of its officers, directors, employees, Administrative Agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

          11.4  Reliance by Administrative Agent.  The
Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          11.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          11.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, Administrative Agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, Administrative Agents, attorneys-in-fact or Affiliates.

          11.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection 11.7 shall survive the payment of the Loans and all other amounts payable hereunder.

          11.8 Administrative Agent and Co-Agents in their Individual Capacities. The Administrative Agent, each Co-Agent and each of their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent or such Co-Agent (as the case may be) were not the Administrative Agent or a Co-Agent (as the case may be) hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent and each Co-Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent or a Co-Agent (as the case may be), and the terms "Lender" and "Lenders" shall include the Administrative Agent and each Co-Agent in its respective individual capacity.

          11.9  Successor Administrative Agent.  The
Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, which successor Administrative Agent (provided that it shall have been approved by the Borrower), shall succeed to the rights, powers and duties of the Administrative Agent hereunder. Effective upon such appointment and approval, the term "Administrative Agent" shall mean such successor Administrative Agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.


     SECTION 12.    MISCELLANEOUS

          12.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection 12.1. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

          (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender directly affected thereby;

          (ii) amend, modify or waive any provision of this subsection 12.1 or reduce the percentage specified in the definition of Required Lenders or Majority Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Lenders;

          (iii) lower the ratings specified in the definition of Investment Grade Rating, or amend, modify or waive any provision of subsection 12.2, or except as set forth in subsection 12.2, take any action having the effect of releasing any of the material collateral or material guarantee obligations provided for in any Guarantee or Security Document, in each case without the written consent of the Required Lenders;

          (iv) amend, modify or waive any provision of Section 4 without the written consent of each Issuing Bank directly affected thereby; or

          (v) amend, modify or waive any provision of Section 11 without the written consent of the then Administrative
     Agent.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          12.2 Releases of Collateral Security and Guarantee Obligations. Notwithstanding anything to the contrary contained herein or in any Security Document, upon request of the Borrower the Administrative Agent shall (without any notice to or vote or consent of any Lender) take action (or request that the Collateral Agent take action) which has the effect of releasing:

          (a) any collateral security and/or guarantee obligations provided for in any Loan Document to the extent necessary to permit the consummation of any Net Proceeds Event or any asset dispositions permitted by subsection 9.6; provided that (unless the Required Banks shall otherwise consent) the Net Proceeds of any Net Proceeds Events are applied in the manner contemplated by subsection 5.5 (if so required); and

          (b) to the extent that no Default or Event of Default has occurred and is continuing, all collateral security and/or guarantee obligations provided for in any Loan Document promptly following the request of the Borrower made at any time after the Borrower first obtains an Investment Grade Rating.

          12.3 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

    The Borrower:             Reebok International Ltd.
                              100 Technology Center Drive
                              Stoughton, Massachusetts  02072
                              Attention:  Leo Vannoni, Treasurer
                              Fax:  617/341-1532

        with a copy to:       Attention:  General Counsel
                              Fax:  617/341-1532

    The Administrative Agent: Credit Suisse
                              Tower 49
                              12 East 49th Street
                              New York, New York  10017
                              Attention: Julia Kingsbury
                              Fax:  212/238-5073

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.2, 3.2, 4.2, 5.3, 5.4, 5.6 or 5.11 shall not be effective until received.

          12.4 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          12.5 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

          12.6 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender, each Co-Agent and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, each Co-Agent and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to any Letters of Credit or the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, the Repurchase or the use of the proceeds of the Loans and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder to the Administrative Agent, any Co-Agent or any Lender with respect to indemnified liabilities to the extent arising from the gross negligence or willful misconduct of the Administrative Agent, such Co-Agent or such Lender. The agreements in this subsection 12.6 shall survive repayment of the Loans and all other amounts payable hereunder.

          12.7 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents; provided that any Lender which sells such participating interests to a Participant which is not a commercial bank, savings bank or finance company shall give notice to the Borrower, identifying such Participant, promptly following the consummation of such sale. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i) and (ii) of the proviso to subsection 12.1. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 12.8(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 5.13, 5.14 and 5.15 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of subsection 5.14, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower and the Administrative Agent (which in each case shall not be unreasonably withheld), to an additional bank or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit J, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that, in the case of any such assignment to an additional bank or financial institution, (x) the sum of the aggregate principal amount of the Term Loans (or, prior to the Closing Date, Term Loan Commitment) and the aggregate amount of the Revolving Credit Commitment being assigned are not less than $10,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent) and (y) if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Term Loans (or, prior to the Closing Date, Term Loan Commitment) and the aggregate amount of the Revolving Credit Commitment remaining with the assigning Lender are not less than $10,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent). Upon such execution, delivery, acceptance and recording (and the payment of the registration and processing fee described in clause (e) below), from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and
(y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this subsection, the consent of the Borrower shall not be required for any assignment which occurs at any time when any of the events described in Section 10(f) shall have occurred and be continuing.

          (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in subsection 12.3 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent), together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower; provided that (x) no such fee shall be payable with respect to any assignment from an assigning Lender to an affiliate thereof and (y) such fee shall be payable by the Borrower with respect to any assignment effected at the request of the Borrower pursuant to subsection 5.17.

          (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

          (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection 12.7 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

          12.8 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") at any time shall receive any payment of all or part of its Term Loans, its Revolving Credit Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 10(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Term Loans, such Lender's Revolving Credit Loans or the Reimbursement Obligations owing to it (as the case may be), or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Term Loan, such Lender's Revolving Credit Loans or the Reimbursement Obligations owing to it (as the case may be), or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; and if after taking into account such sharing the benefitted Lender continues to have access to additional funds of or collateral granted by the Borrower for application on account of its debt, then the benefitted Lender shall use such funds or collateral to reduce indebtedness of the Borrower held by it and share such payments and the benefits of such collateral with the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans or Reimbursement Obligations may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch, agency or (to the extent permitted by applicable law) banking affiliate thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          12.9 Judgment Currency. The obligations of the Borrower in respect of any Reimbursement Obligation owing on account of any Special Letters of Credit to the relevant Issuing Bank hereunder shall, notwithstanding any judgment in a currency (the "judgment currency") other than the currency in which such Special Letter of Credit is denominated (the "denomination currency"), be discharged only to the extent that on the Business Day following receipt by such party of any sum adjudged to be so due in the judgment currency such Issuing Bank may in accordance with normal banking procedures purchase the denomination currency with the judgment currency; if the amount of the denomination currency so purchased is less than the sum originally due to such Issuing Bank in the denomination currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Issuing Bank against such loss, and if the amount of the denomination currency so purchased exceeds the sum originally due to any party to this Agreement, such Issuing Bank agrees to remit to the Borrower such excess.

          12.10  Collateral Agency Agreement.  Each Lender hereby
(a) authorizes and instructs the Administrative Agent to execute and deliver the Collateral Agency Agreement and (b) acknowledges and agrees that the Security Documents and the Collateral shall be governed by the Collateral Agent. Each Lender hereby further acknowledges and agrees that Fleet National Bank shall serve as the Collateral Agent under (and as defined in) the Collateral Agency Agreement.

          12.11 Matters Relating to Certain Collateral. (a) Each Lender hereby agrees that, notwithstanding anything to the contrary contained in this Agreement or any Security Document, the Pledge Agreements relating to capital stock of Foreign Subsidiaries, the Patent Security Agreements and the Trademark Security Agreements will not be delivered prior to or on the Closing Date.

          (b) Each Lender hereby waives compliance with the provisions of Section 7 of this Agreement to the extent and only to the extent necessary to permit the Closing Date to occur without the delivery of such Security Documents (and the other ancillary documentation relating thereto) and to permit the Borrower to borrow under this Agreement. The Borrower hereby covenants that (subject to the provisions of subsection 12.2) it shall, and shall cause its Subsidiaries to, deliver to the Administrative Agent all such Security Documents and related documentation within 90 days following the Closing Date and that the failure to deliver any such Security Document or related documentation within such 90 day period shall constitute an Event of Default hereunder; provided that, with the consent of the Administrative Agent, such 90 day period may be extended by not more than an additional 30 days. Notwithstanding the foregoing, in the event that the Borrower shall satisfy the conditions set forth in subsection 12.2 to the release of the Guarantees and Security Documents during such period, the Borrower and its Subsidiaries shall not be required to deliver such Security Documents and related documentation.

          12.12 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          12.13 Confidentiality. (a) Each Lender hereby agrees to maintain the confidentiality of all "Confidential Information" and that it shall not disclose such "Confidential Information" to third parties without the prior consent of the Borrower, other than disclosure (i) on a confidential basis to directors, officers, employees, legal counsel, accountants and other professional advisors of such Lender, (ii) to other Lenders and any Participant of such Lender, (iii) to regulatory officials having jurisdiction over such Lender, (iv) as required by law or legal process or in connection with any legal proceeding to which such Lender is a party or is otherwise subject, (v) to any Transferee or prospective Transferee of such Lender (provided that such Transferee or prospective Transferee shall have agreed, in writing, to be subject to the provisions of this subsection 12.13) or (vi) on a confidential basis to affiliates of such Lender who reasonably could be expected to have a need to know such information in connection with the administration by such Lender of this Agreement and its extensions of credit hereunder.

          (b) For purposes of this subsection 12.13, the term "Confidential Information" shall mean all material, non-public information which is received by such Lender from the Borrower or any of its Subsidiaries and is conspicuously identified as being "Confidential", other than (i) any such information which, at the time of delivery or thereafter, becomes generally available to the public other than as a result of a disclosure by such Lender,
(ii) any such information which was available to such Lender prior to its disclosure to such Lender by the Borrower and its Subsidiaries and (iii) any such information which becomes available to such Lender from a source other than the Borrower and its Subsidiaries (provided that such source is not known to such Lender to be (x) bound by a confidentiality agreement with the Borrower and its Subsidiaries or (y) otherwise prohibited from transmitting the information to such Lender by a contractual, legal or fiduciary obligation).

          12.14 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          12.15 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          12.16  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS
AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY,
AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE
STATE OF NEW YORK.

          12.17  Submission To Jurisdiction; Waivers.  The
Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of
     New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 12.3 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, except in the case of extreme bad faith (and otherwise to the maximum extent not prohibited by law), any right it may have to claim or recover in any legal action or proceeding referred to in this subsection 12.17 any special, exemplary, punitive or consequential damages.

          12.18  Acknowledgements.  The Borrower hereby
acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan
     Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c)  no joint venture is created hereby or by the other
     Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

          12.19 WAIVERS OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              REEBOK INTERNATIONAL LTD.


                              By:/s/ Leo Vannoni
                              Title: Treasurer


                              CREDIT SUISSE,
                                as Administrative Agent


                              By:/s/ Ira Lubinsky
                              Title: Associate

                              By:/s/ William Ziglar
                              Title: Associate

                              CREDIT SUISSE, as a Lender


                              By:/s/ Chris Cunningham
                              Title: Member of Senior
                              Management

                              By:/s/ Robert Potter
                              Title: Member of Senior
                              Management

                              ABN AMRO BANK N.V., as a Co-Agent
                              and as a Lender
                                By:  ABN AMRO North America,
                              Inc.,
                                   as its Agent


                              By:/s/ Brain M. Horgan
                              Title: Assistant Vice President

                              By:/s/ R.E. James Hunter
                              Title: Group Vice President and
                              Director

                              CITIBANK, N.A., as a Co-Agent and
                              as a Lender


                              By:/s/ Robert Snell
                              Title: Vice President

                              COMERICA BANK, as a Co-Agent and as
                              a Lender


                              By:/s/ Chris Georvassilis
                              Title: Vice President

                              COMPAGNIE FINANCIERE DE CIC ET DE
                              L'UNION EUROPEENNE, as a Co-Agent
                              and as a Lender


                              By:/s/ Sean Mounier
                              Title: First Vice President

                              By:/s/ Marcus Edward
                              Title: Vice President

                              CREDIT LYONNAIS NEW YORK BRANCH, as
                              a Co-Agent and as a Lender


                              By:Attila Koc
                              Title: Vice President

                              DRESDNER BANK AG, New York and
                              Grand Cayman Branches, as a
                              Co-Agent and a Lender


                              By:/s/ Craig Erickson
                              Title: Vice President

                              By:/s/ Anthony Berti
                              Title: Assistant Treasurer

                              THE FIRST NATIONAL BANK OF BOSTON,
                              as a Co-Agent and as a Lender


                              By:/s/ Gretchen Troiano
                              Title: Vice President

                              THE FIRST NATIONAL BANK OF CHICAGO,
                              as a Co-Agent and as a Lender


                              By:/s/ Juan J. Duarte
                              Title: Assistant Vice President

                              FLEET NATIONAL BANK, as a Co-Agent
                              and as a Lender


                              By:/s/ Roger Boucher
                              Title: Vice President

                              THE FUJI BANK, LIMITED, NEW YORK
                              BRANCH, as a Co-Agent and as a
                              Lender


                              By:/s/ Teiji Teramoto
                              Title: Vice President and
                              Manager

                              THE INDUSTRIAL BANK OF JAPAN,
                              LIMITED, as a Co-Agent and as a
                              Lender


                              By:/s/ Takuya Honjo
                              Title: Senior Vice President

                              ISTITUTO BANCARIO SAN PAOLO DI
                              TORINO S.p.A., as a Co-Agent and as
                              a Lender


                              By:/s/ William J. DeAngelo
                              Title: First Vice President

                              By:/s/ Roberto Gorlier
                              Title: First Vice President

                              MERITA BANK LTD - NEW YORK BRANCH,
                              as a Co-Agent and as a Lender


                              By:/s/ Frank Maffei
                              Title: Vice President

                              By:/s/ Charles Poer
                              Title: Vice President

                              THE MITSUBISHI TRUST AND BANKING
                              CORPORATION, as a Co-Agent and as a
                              Lender


                              By:/s/ Keifuke Nakajima
                              Title: Deputy General Manager

                              THE SANWA BANK, LIMITED, as a Co-
                              Agent and as a Lender


                              By:/s/ Isao Matsuura
                              Title: Managing Director and
                              General Manager

                              WACHOVIA BANK OF GEORGIA, N.A., as
                              a Co-Agent and as a Lender


                              By:/s/ Kathleen H. Reedy
                              Title: Vice President

                              BANCA COMMERCIALE ITALIANA, NEW
                              YORK BRANCH


                              By:/s/ Charles Dougherty
                              Title: First Vice President

                              By:/s/ Sarah Kim
                              Title: Assistant Vice President

                              BANK OF AMERICA NATIONAL TRUST &
                              SAVINGS ASSOCIATION


                              By:/s/ Ambrish Thanawala
                              Title: Vice President

                              BANK OF MONTREAL


                              By:/s/ Brian L. Bank
                              Title: Director

                              THE BANK OF NEW YORK


                              By:/s/ Howard Bascom
                              Title: Vice President

                              THE BANK OF NOVA SCOTIA


                              By:/s/ Stephen Johnson
                              Title: Authorized Signatory

                              BANK OF TOKYO-MITSUBISHI TRUST
                              COMPANY


                              By:/s/ Patrick D. Bonebrake
                              Title: Assistant Vice President

                              BANQUE NATIONALE DE PARIS


                              By:/s/ Richard L. Sted
                              Title: Senior Vice President

                              By:/s/ Richard Pace
                              Title: Assistant Vice President

                              BANQUE PARIBAS


                              By:/s/ John J. McCormick, III
                              Title: Vice President

                              By:/s/ Mary T. Finnegan
                              Title: Group Vice President

                              BHF-BANK AKTIENGESELLSCHAFT


                              By:/s/ Paul O. Travers
                              Title: Vice President

                              By:/s/ Robert Suehnholz
                              Title: Senior Vice President


                              CAISSE NATIONALE DE CREDIT AGRICOLE


                              By:/s/ Craig Welch
                              Title: First Vice President

                              CIBC INC.


                              By:/s/ Paul T. Lattiff
                              Title: Authorized Signatory

                              CORESTATES BANK, N.A.


                              By:/s/ Roger Levenson
                              Title: Vice President and
                              Manager

                              CREDITANSTALT CORPORATE FINANCE,
                              INC.


                              By:/s/ Gregory F. Mathis
                              Title: Vice President

                              By:/s/ Clifford L. Wells
                              Title: Vice President

                              THE DAI-ICHI KANGYO BANK, LIMITED,
                              New York Branch


                              By:/s/ Kim P. Leary
                              Title: Vice President

                              FIRST UNION NATIONAL BANK OF NORTH
                              CAROLINA


                              By:Henry R. Biedrzycki
                              Title: Vice President

                              LLOYDS BANK PLC


                              By:/s/ Michael Gilligan
                              Title: Vice President

                              By:/s/ Stephen J. Attree
                              Title: Assistant Vice President

                              LTCB TRUST COMPANY


                              By:/s/ Noboru Kubota
                              Title: Senior Vice President

                              NATIONSBANK, N.A.


                              By:/s/ Eric C. Stephenson
                              Title: Vice President

                              THE NIPPON CREDIT BANK, LTD.


                              By:/s/ Barry Fein
                              Title: Assistant Vice President

                              THE SAKURA BANK, LIMITED


                              By:/s/ Koi Suzuki
                              Title: Vice President and
                              Manager

                              SOCIETE GENERALE


                              By:/s/ James H. Nangle
                              Title: First Vice President

                              STANDARD CHARTERED BANK


                              By:/s/ David Cutting
                              Title: Senior Vice President

                              By:/s/ Marguerite Felsenfeld
                              Title: Administrative Officer


                              STATE STREET BANK AND TRUST COMPANY


                              By:/s/ Linda Moulton
                              Title: Vice President

                              THE SUMITOMO BANK, LIMITED,
                              NEW YORK BRANCH


                              By:/s/ Yoshinori Kawamura
                              Title: Joint General Manager

                              THE TOKAI BANK, LIMTED


                              By:/s/ Stuart Schulman
                              Title: Deputy General Manager

                              UNITED STATES NATIONAL BANK OF
                              OREGON


                              By:/s/ Ross Beaton
                              Title: Vice President

                              THE YASUDA TRUST AND BANKING CO.,
                              LTD.


                              By:/s/ Rohn M. Laudenschlager
                              Title: Senior Vice President






                              FIRST AMENDMENT

          FIRST AMENDMENT, dated as of August 23, 1996, to the Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Reebok International Ltd. (the "Borrower"), the several banks and other financial institutions from time to time parties thereto (the "Lenders") and Credit Suisse, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders.

                           W I T N E S S E T H:

          WHEREAS, the Borrower is a party to the Credit
Agreement;

          WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement in order to (a) permit certain Subsidiaries of the Borrower to be account parties with respect to Special Letters of Credit and (b) effect certain other modifications as more fully described herein;

          WHEREAS, the Administrative Agent and the Lenders are willing to agree to such amendments only upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

          1. Defined Terms. Unless otherwise defined herein, capitalized terms which are used herein shall have the meanings assigned thereto in the Credit Agreement.

          2.   Amendment of Subsection 1.1.  Subsection 1.1 of
the Credit Agreement hereby is amended by:

(a) deleting in its entirety the parenthetical contained in the definition of "Available Cash Flow Amount" and inserting in lieu thereof the following: "(but other than (i) that arising for periods for which no payment is due under subsection 5.5(c) because the Borrower was maintaining an Investment Grade Rating on the relevant payment date and
     (ii) amounts prepaid pursuant to subsection 5.3)";

(b) deleting in its entirety clause (e) of the definition of the term "EBITDA" contained therein and by re-lettering clause
     (f) of such definition as clause (e);

(c) deleting the word "Borrower" from clause (b) of the definition of the term "Issuing Bank" contained therein and by substituting therefor the phrase "relevant Approved
     Account Party";

(d)  deleting the word "Borrower" from the definition of the term
     "Reimbursement Obligation" contained therein and by substituting therefor the phrase "relevant Approved Account
     Party";

(e)  inserting in the definition of the term "Responsible
     Officer" contained therein, immediately before the period at the end of such definition, the phrase ", provided that the Manager of treasury operations shall be a Responsible
     Officer solely for purposes of signing Notices of Borrowing";

(f) inserting in the definition of the term "Revolving Credit Commitment" contained therein, immediately after the phrase "issued on behalf of the Borrower" and immediately before the phrase "hereunder in an aggregate principal and/or face amount", the phrase "(or, in the case of any Special Letters of Credit, the Approved Account Parties with respect thereto)";

(g) inserting therein, in proper alphabetical order, the following definitions:

          "Approved Account Party": (a) with respect to any Special Letter of Credit, the Borrower, Reebok International Limited (a United Kingdom corporation), Reebok Trading (FAR
     EAST) Limited or any other Subsidiary of the Borrower which is approved by the Issuing Bank with respect to such Special Letter of Credit as the account party with respect thereto and (b) with respect to any other Letter of Credit, the Borrower.

          "Guaranteed L/C Obligations": all obligations and liabilities of the Approved Account Parties to the Issuing Bank (including, without limitation, interest accruing at the then applicable rate provided herein after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Approved Account Party whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Special Letters of Credit or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities (including, without limitation, pursuant to the provisions of subsection 12.9), costs, expenses or otherwise.

          3. Amendment of Subsection 2.3.  Subsection 2.3 of the
Credit Agreement hereby is amended by deleting the amount set forth opposite each date therein and by substituting therefor the amount set forth opposite such date below:

               Period                   Amount

            March 31, 1997         $ 6,750,000
            June 30, 1997           13,500,000
            September 30, 1997      13,500,000
            December 31, 1997       16,750,000
            March 31, 1998          10,000,000
            June 30, 1998           20,250,000
            September 30, 1998      23,500,000
            December 31, 1998       30,500,000
            March 31, 1999          10,000,000
            June 30, 1999           23,500,000
            September 30, 1999      30,500,000
            December 31, 1999       37,000,000
            March 31, 2000          10,000,000
            June 30, 2000           23,500,000
            September 30, 2000      30,500,000
            December 31, 2000       37,000,000
            March 31, 2001          13,500,000
            June 30, 2001           27,000,000
            September 30, 2001      47,000,000
            December 31, 2001       54,000,000
            March 31, 2002          13,500,000
            June 30, 2002           37,000,000
            August 31, 2002        111,250,000

          4.   Amendment of Section 4.  Section 4 of the Credit
 Agreement hereby is amended by deleting said Section 4 in its entirety and by substituting therefor the new Section 4 which is attached hereto as Exhibit A.

          5.   Amendment of Subsection 5.13.  Subsection 5.13 of
the Credit Agreement hereby is amended by:

(a) inserting in clause (a) thereof, immediately after the phrase "in any such case, the Borrower" and immediately before the phrase "shall promptly pay such Lender", the phrase "(on its own behalf or on behalf of the relevant Approved Account Party)"; and

(b) inserting in clause (b) thereof, immediately after the phrase "then from time to time, the Borrower" and immediately before the phrase "shall promptly pay to such Lender", the phrase "(on its own behalf or on behalf of the relevant Approved Account Party)".

          6. Amendment of Subsection 6.19. Subsection 6.1 of the Credit Agreement hereby is amended by deleting therefrom each reference to the terms "Pledge Agreement" and "Pledge Agreements" contained therein and by substituting for each such reference the term "Stock Pledge Agreement" or "Stock Pledge Agreements", respectively.

          7. Amendment of Subsection 7.2. Subsection 7.2 of the Credit Agreement hereby is amended by inserting therein, immediately after the phrase "on behalf of, the Borrower" and immediately before the phrase "hereunder shall constitute", the phrase "or any Approved Account Party".

          8. Amendment of Subsection 8.2(e). Subsection 8.2(e) of the Credit Agreement hereby is amended by inserting thereto, immediately after the phrase "setting forth the" and immediately before the phrase "amount, beneficiary and Issuing Bank", the phrase "Approved Account Party,".

          9. Amendment of Subsection 8.5. Subsection 8.5 of the Credit Agreement hereby is amended by deleting said subsection 8.5 in its entirety and by substituting therefor the following:

               8.5 Maintenance of Property; Insurance; Trademark License. (a) Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its material property (including, in any event, all material Collateral) in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

               (b) Except to the extent otherwise permitted by subsection 9.6, keep in full force and effect, and comply in all material respects with, the terms of the License Agreement, dated as of August 6, 1979, between the Borrower (as successor to Reebok U.S.A. Limited, Inc.) and Reebok International Limited, a United Kingdom corporation, as the same may be amended, supplemented or otherwise modified in a manner which could not reasonably be expected to have a Material Adverse Effect.

          10. Amendment of Subsection 8.10. Subsection 8.10 of the Credit Agreement hereby is amended by deleting from clause
(c) and (d) thereof the phrase "Pledge Agreement" and by substituting therefor the phrase "Stock Pledge Agreement".

          11.  Amendment of Subsection 9.1(a)(iii).  Subsection
9.1(a)(iii) of the Credit Agreement hereby is amended by deleting clause (i) thereof in its entirety and by substituting therefor the following:

     "(i) the amount equal to (A) the sum of EBITDA for such period and the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period with respect to leases of real and personal property minus (B) the sum of cash capital expenditures for such period and taxes paid in cash during such period to"

          12. Amendment of Subsection 9.6. Subsection 9.6 of the Credit Agreement hereby is amended by deleting the last sentence thereof in its entirety and by substituting therefor the following:

     "Notwithstanding the foregoing provisions of this subsection 9.6, (x) at all times prior to the date upon which the Borrower has obtained an Investment Grade Rating, the trademark "Reebok" shall be owned by Borrower, a Domestic Subsidiary or a Foreign Subsidiary that is party to a Stock Pledge Agreement and (y) such trademark shall at all times be subject to a valid license agreement in favor of the Borrower having terms substantially similar to the License Agreement described in subsection 8.5(b)."

          13. Amendment of Section 10. Section 10 of the Credit Agreement hereby is amended by deleting the parenthetical phrase "(including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder)" in each instance in which such phrase appears therein, and by substituting therefor the following:

     (including, without limitation, all amounts of L/C
     Obligations, whether or not the Borrower is the Approved Account Party with respect thereto and whether or not the beneficiaries of the then outstanding
     Letters of Credit shall have presented the documents required thereunder)

          14. Amendment of Subsection 12.1. Subsection 12.1 of the Credit Agreement hereby is amended by inserting into clause
(iii) of the proviso thereto, immediately following the phrase "waive any provision of subsection 12.2" and immediately before the phrase ", or except as set forth in subsection 12.2", the phrase "(provided that such lowering does not have the effect of reducing the stated rate of any interest or fee payable hereunder)".

          15. Amendment of Subsection 12.2(b). Subsection 12.2(b) of the Credit Agreement hereby is amended by inserting therein, immediately following the phrase "all collateral security and/or guarantee obligations provided for in any Loan Document" and immediately before the phrase "promptly following the request of the Borrower", the phrase "(other than the guarantee obligations under subsection 4.5(d) hereof)".


          16. Amendment of Subsection 12.9. Subsection 12.9 of the Credit Agreement hereby is amended by deleting said subsection 12.9 in its entirety and by substituting therefor the following:

               12.9  Judgment Currency.  The obligations of
     each Approved Account Party in respect of any Reimbursement Obligation owing on account of any Special Letters of Credit issued for its account to the relevant Issuing Bank hereunder shall, notwithstanding any judgment in a currency (the "judgment currency") other than the currency in which such Special Letter of Credit is denominated (the "denomination currency"), be discharged only to the extent that on the Business Day following receipt by such party of any sum adjudged to be so due in the judgment currency such Issuing Bank may in accordance with normal banking procedures purchase the denomination currency with the judgment currency; if the amount of the denomination currency so purchased is less than the sum originally due to such Issuing Bank in the denomination currency, such Approved Account Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Issuing Bank against such loss, and if the amount of the denomination currency so purchased exceeds the sum originally due to any party to this Agreement, such Issuing Bank agrees to remit to such Approved Account Party such excess.

          17.  Amendment of Subsection 12.11(a).  Subsection
12.11(a) of the Credit Agreement hereby is amended by deleting therefrom the phrase "Pledge Agreements" and by substituting therefor the phrase "Stock Pledge Agreements".

          18. Representations and Warranties. The Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in Section 6 of the Credit Agreement; provided that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment. The Borrower represents and warrants that no Default or Event of Default has occurred and is continuing.

          19. Effectiveness. This Amendment shall become effective upon receipt (including, without limitation, by telecopier) by the Administrative Agent of counterparts hereof, duly executed and delivered by the Borrower and the Majority Lenders; provided that the provisions of Section 3 hereof shall become effective only upon receipt (including, without limitation, by telecopier) by the Administrative Agent of counterparts hereof, duly executed and delivered by the Borrower and each Lender.

          20. Continuing Effect of Credit Agreement. This Amendment shall not constitute a waiver or amendment of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Administrative Agent or the Lenders. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

          21. Counterparts. This Amendment may be executed by the parties hereto in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          22.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED
BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF
THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the date first above written.

                              REEBOK INTERNATIONAL LTD.


                              By:
                              Title:

                              CREDIT SUISSE,
                                as Administrative Agent


                              By:
                              Title:

                              By:
                              Title:

                              CREDIT SUISSE, as a Lender


                              By:
                              Title:

                              By:
                              Title:

                              ABN AMRO BANK N.V., as a Co-Agent
                              and as a Lender
                                By:  ABN AMRO North America,
                              Inc.,
                                   as its Agent


                              By:
                              Title:

                              By:
                              Title:

                              CITIBANK, N.A., as a Co-Agent and
                              as a Lender


                              By:
                              Title:

                              COMERICA BANK, as a Co-Agent and as
                              a Lender


                              By:
                              Title:

                              COMPAGNIE FINANCIERE DE CIC ET DE
                              L'UNION EUROPEENNE, as a Co-Agent
                              and as a Lender


                              By:
                              Title:

                              By:
                              Title:

                              CREDIT LYONNAIS NEW YORK BRANCH, as
                              a Co-Agent and as a Lender


                              By:
                              Title:

                              DRESDNER BANK AG, New York and
                              Grand Cayman Branches, as a
                              Co-Agent and as a Lender

                              By:
                              Title:

                              By:
                              Title:

                              THE FIRST NATIONAL BANK OF BOSTON,
                              as a Co-Agent and as a Lender


                              By:
                              Title:

                              THE FIRST NATIONAL BANK OF CHICAGO,
                              as a Co-Agent and as a Lender


                              By:
                              Title:

                              FLEET NATIONAL BANK, as a Co-Agent
                              and as a Lender


                              By:
                              Title:

                              THE FUJI BANK, LIMITED, NEW YORK
                              BRANCH, as a Co-Agent and as a
                              Lender


                              By:
                              Title:

                              THE INDUSTRIAL BANK OF JAPAN,
                              LIMITED, as a Co-Agent and as a
                              Lender


                              By:
                              Title:

                              ISTITUTO BANCARIO SAN PAOLO DI
                              TORINO S.p.A., as a Co-Agent and as
                              a Lender


                              By:
                              Title:

                              By:
                              Title:

                              MERITA BANK LTD - NEW YORK BRANCH,
                              as a Co-Agent and as a Lender


                              By:
                              Title:

                              By:
                              Title:

                              THE MITSUBISHI TRUST AND BANKING
                              CORPORATION, as a Co-Agent and as a
                              Lender


                              By:
                              Title:

                              THE SANWA BANK, LIMITED, as a Co-
                              Agent and as a Lender


                              By:
                              Title:

                              WACHOVIA BANK OF GEORGIA, N.A., as
                              a Co-Agent and as a Lender


                              By:
                              Title:

                              BANCA COMMERCIALE ITALIANA, NEW
                              YORK BRANCH


                              By:
                              Title:

                              By:
                              Title:

                              BANK OF AMERICA NATIONAL TRUST &
                              SAVINGS ASSOCIATION


                              By:
                              Title:

                              BANK OF MONTREAL


                              By:
                              Title:

                              THE BANK OF NEW YORK


                              By:
                              Title:

                              THE BANK OF NOVA SCOTIA


                              By:
                              Title:

                              BANK OF TOKYO-MITSUBISHI TRUST
                              COMPANY


                              By:
                              Title:

                              BANQUE NATIONALE DE PARIS


                              By:
                              Title:

                              By:
                              Title:

                              BANQUE PARIBAS


                              By:
                              Title:

                              By:
                              Title:

                              BHF-BANK AKTIENGESELLSCHAFT


                              By:
                              Title:

                              By:
                              Title:


                              CAISSE NATIONALE DE CREDIT AGRICOLE


                              By:
                              Title:

                              CIBC INC.


                              By:
                              Title:

                              CORESTATES BANK, N.A.


                              By:
                              Title:

                              CREDITANSTALT CORPORATE FINANCE,
                              INC.


                              By:
                              Title:

                              By:
                              Title:

                              THE DAI-ICHI KANGYO BANK, LIMITED,
                              New York Branch


                              By:
                              Title:

                              FIRST UNION NATIONAL BANK OF NORTH
                              CAROLINA


                              By:
                              Title:

                              LLOYDS BANK PLC


                              By:
                              Title:

                              By:
                              Title:

                              LTCB TRUST COMPANY


                              By:
                              Title:

                              NATIONSBANK, N.A.


                              By:
                              Title:

                              THE NIPPON CREDIT BANK, LTD.


                              By:
                              Title:

                              THE SAKURA BANK, LIMITED


                              By:
                              Title:

                              SOCIETE GENERALE


                              By:
                              Title:

                              STANDARD CHARTERED BANK


                              By:
                              Title:

                              STATE STREET BANK AND TRUST COMPANY


                              By:
                              Title:

                              THE SUMITOMO BANK, LIMITED,
                              NEW YORK BRANCH


                              By:
                              Title:

                              THE TOKAI BANK, LIMTED


                              By:
                              Title:

                              UNITED STATES NATIONAL BANK OF
                              OREGON


                              By:
                              Title:

                              THE YASUDA TRUST AND BANKING CO.,
                              LTD.


                              By:
                              Title:

                              BANK OF SCOTLAND


                              By:
                              Title:

                              BANKERS TRUST COMPANY


                              By:
                              Title:

                              CREDITO ITALIANO S.p.A.


                              By:
                              Title:

                              DLJ CAPITAL FUNDING, INC.


                              By:
                              Title:

                              MORGAN GUARANTY TRUST COMPANY OF
                              NEW YORK


                              By:
                              Title:

                              PT BANK NEGARA INDONESIA (PERSERO)


                              By:
                              Title:

                              THE SUMITOMO TRUST & BANKING CO.,
                              LTD. NEW YORK BRANCH


                              By:
                              Title:

                              CARIPLO-CASSA di RISPARMIO della
                              PROVINCIE LOMBARDE S.p.A.


                              By:
                              Title:

                              LEHMAN BROTHERS COMMERCIAL PAPER,
                              INC.


                              By:
                              Title:


                              MORGAN STANLEY SENIOR FUNDING, INC.


                              By:
                              Title:




EXHIBIT A


     SECTION 4 AMOUNT AND TERMS OF LETTER OF CREDIT SUB-FACILITY

          4.1 L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Bank, in reliance on the agreements of the other Lenders set forth in subsection 4.4(a), agrees to issue any Letters of Credit requested to be issued by it and so issued by it for the account of an Approved Account Party on any Business Day during the Commitment Period in such form as may be approved from time to time by such Issuing Bank; provided that such Issuing Bank shall not issue any Letter of Credit if, after giving effect to such issuance, such Issuing Bank has actual knowledge that (i) the L/C Obligations would exceed the L/C Commitment, (ii) the Available Commitment would be less than zero or (iii) if the Letter of Credit to be issued is a Special Letter of Credit, the aggregate amount of L/C Obligations on account of Special Letters of Credit to be outstanding after giving effect to the issuance thereof will be more than $350,000,000.

          (b)  Each Letter of Credit shall:

          (i) be either (1) a standby letter of credit issued to support obligations of the Borrower and its Subsidiaries, contingent or otherwise, for which Revolving Credit Loans would be available (a "Standby Letter of Credit"), or (2) a commercial letter of credit (including, without limitation, a Special Letter of Credit) issued in respect of the purchase of goods or services by the Borrower and its Subsidiaries in the ordinary course of business (a "Commercial Letter of Credit");

          (ii) unless such Letter of Credit is a Special Letter of Credit, be (1) issued from an office of the Issuing Bank in the United States and (2) denominated in Dollars; and

          (iii) expire no later than the earlier of (1) one year following the date of issuance thereof and (2) five days prior to the Termination Date; provided that any Letter of Credit may provide for renewal thereof for additional one-year periods on an "evergreen" basis (but not, in any event, beyond the date referred to in clause (2) above).

          (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          (d) No Issuing Bank shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          4.2 Procedure for Issuance of Letters of Credit. Any Approved Account Party may from time to time give notice to the Administrative Agent that such Approved Account Party desires to have a Letter of Credit issued for its account and specifying the proposed Issuing Bank with respect to such Letter of Credit. In the event that the proposed Issuing Bank is reasonably acceptable to the Administrative Agent, such Approved Account Party shall request that such Issuing Bank issue a Letter of Credit by delivering to such Issuing Bank (with a copy of such Application to the Administrative Agent, in the case of any Standby Letter of Credit) at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may request. Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the relevant Approved Account Party; provided that the Issuing Bank shall in no event be required to issue any Letter of Credit earlier than two Business Days (or, in the case of Standby Letters of Credit, three Business Days) after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto. In the event that the Letter of Credit to be issued is a Standby Letter of Credit, the Issuing Bank shall furnish a copy of such Standby Letter of Credit to each of the Administrative Agent and the Borrower promptly following the issuance thereof.

          4.3  Fees, Commissions and Other Charges.  (a)  Each
Approved Account Party shall pay to:

          (i) the relevant Issuing Bank, for its own account, a letter of credit commission with respect to each Special Letter of Credit issued by such Issuing Bank for the account of such Approved Account Party, computed for each day during the period when such Special Letter of Credit is outstanding at the rate per annum equal to the face amount of such Letter of Credit times the rate which is mutually agreed between such Approved Account Party and such Issuing Bank (which rate shall not, in any event, exceed the Applicable Commitment Fee Rate in effect on the date of issuance of such Special Letter of Credit); and

          (ii) the Administrative Agent, for the account of each Issuing Bank and the L/C Participants, a letter of credit commission with respect to each other Commercial Letter of Credit issued by such Issuing Bank, computed for each day during the period when such Commercial Letter of Credit is outstanding at the rate per annum equal to the face amount of such Letter of Credit times the Applicable Commitment Fee Rate on the date of payment.

Such commission shall be calculated on the basis of a 365- or 366-day year (as the case may be) and shall be payable, in arrears, on each L/C Fee Payment Date to occur after the date of issuance of such Letter of Credit and shall be nonrefundable.

          (b) The Borrower shall pay to the Administrative Agent, for the account of each Issuing Bank and the L/C Participants, a letter of credit commission with respect to each Standby Letter of Credit issued by such Issuing Bank, computed for each day during the period for which payment is due at the rate per annum equal to the Applicable Margin in effect for Eurodollar Loans on such date (calculated on the basis of a 365- or 366-day year, as the case may be) times the aggregate amount available to be drawn under such Standby Letter of Credit on such date. Such commissions shall be payable, in arrears, on each L/C Fee Payment Date to occur after the issuance of such Standby Letter of Credit and shall be nonrefundable.

          (c) The Borrower shall pay to the relevant Issuing Bank, for its own account, a fronting fee in the amount equal to
(i) 1/8 of 1% of the face amount of each Commercial Letter of Credit (other than any Special Letter of Credit) issued by such Issuing Bank and (ii) 1/8 of 1% per annum on the face amount of each Standby Letter of Credit issued by it. Such fronting fees shall be calculated on the basis of a 365- or 366-day year (as the case may be) and shall payable, in arrears, on each L/C Fee Payment Date with respect to any such Letters of Credit which were outstanding during the period for which payment is due. Notwithstanding anything to the contrary contained herein, no such fronting fee shall be payable with respect to any Special Letter of Credit.

          (d) In addition to the foregoing fees and commissions, each Approved Account Party shall pay or reimburse each Issuing Bank for such normal and customary costs and expenses as are incurred or charged by such Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it for the account of such Approved Account Party.

          (e) The Administrative Agent shall, promptly following its receipt thereof, distribute to the relevant Issuing Bank and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection 4.3.

          4.4 L/C Participations. (a) Each Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in the Issuing Bank's obligations and rights under each Letter of Credit issued by it hereunder and the amount of each draft paid by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with such Issuing Bank that, if a draft is paid under any Letter of Credit for which such Issuing Bank is not reimbursed in full by the relevant Approved Account Party in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Bank (through the Administrative Agent) upon demand an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed (or, in the case of any Special Letter of Credit which is not denominated in Dollars, the amount of Dollars necessary so that, following conversion by the Issuing Bank into the relevant denomination currency at the spot rate of exchange available to the Issuing Bank on the date of payment, such L/C Participant shall have purchased its ratable share of such draft).

          (b) If any amount required to be paid by any L/C Participant to an Issuing Bank pursuant to paragraph 4.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Bank under any Letter of Credit issued by it is paid to such Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Bank (through the Administrative Agent) on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate (or, with respect to Special Letters of Credit which are not denominated in Dollars, the rate which reasonably represents such Issuing Bank's cost of funds), as quoted by such Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Bank, times
(iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any L/C Participant pursuant to paragraph 4.4(a) is not in fact made available to such Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, such Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder (or, in the case of Special Letters of Credit which are not denominated in Dollars, at a rate equal to the rate which is reasonably determined by such Issuing Bank to reflect its cost of funding in the relevant currency plus the Applicable Margin then in effect with respect to ABR Loans). A certificate of such Issuing Bank submitted to any L/C Participant (through the Administrative Agent) with respect to any amounts owing under this subsection 4.4 shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after an Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 4.4(a), such Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Bank), or any payment of interest on account thereof, such Issuing Bank will distribute to the Administrative Agent (for the account of such L/C Participant) such L/C Participant's pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Bank shall be required to be returned by such Issuing Bank, such L/C Participant shall return to such Issuing Bank (through the Administrative Agent) the portion thereof previously distributed by such Issuing Bank to it.

          4.5 Reimbursement Obligation; Guarantee by the Borrower. (a) Each Approved Account Party agrees to reimburse each Issuing Bank on each date on which such Issuing Bank notifies such Approved Account Party of the date and amount of a draft presented under any Letter of Credit issued for the account of such Approved Account Party by such Issuing Bank and paid by such Issuing Bank for the amount of (i) such draft so paid and
(ii) any taxes, fees, charges or other costs or expenses incurred by such Issuing Bank in connection with such payment. Each such payment shall be made to such Issuing Bank at its address for notices specified herein in Dollars (or, in the case of any Special Letter of Credit which is not denominated in Dollars, in lawful money in the currency in which such Special Letter of Credit is denominated) and in immediately available funds.

          (b) Interest shall be payable on any and all amounts remaining unpaid by the relevant Approved Account Party under this subsection 4.5 from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding ABR Loans which were then overdue (or, in the case of Special Letters of Credit which are not denominated in Dollars, at a rate equal to the rate which is reasonably determined by the relevant Issuing Bank to reflect its cost of funding in the relevant currency plus 2% above the Applicable Margin then in effect with respect to ABR Loans).

          (c) Each drawing under any Letter of Credit shall (unless it is reimbursed by the relevant Approved Account Party on the date of drawing) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to subsection
3.2 of ABR Loans in the amount of such drawing (or, in the case of a drawing under a Special Letter of Credit, for a borrowing of ABR Loans in the amount which is reasonably determined by the Administrative Agent to be the Dollar equivalent of the amount in the relevant currency of such drawing). The borrowing date with respect to such borrowing shall be the date of such drawing. The Borrower hereby irrevocably and unconditionally authorizes and instructs the Administrative Agent to apply the proceeds of such borrowing to the reimbursement of amounts owing to the relevant Issuing Bank on account of such Letter of Credit.

          (d)  The Borrower hereby unconditionally and
irrevocably guarantees to each Issuing Bank (and its successors, indorsees, transferees and assigns) the prompt and complete payment and performance by the Approved Account Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed L/C Obligations. The Borrower hereby further acknowledges and agrees that (i) such guarantee shall remain in full force and effect until the Guaranteed L/C Obligations are paid in full and the Revolving Credit Commitments are terminated (notwithstanding that from time to time prior thereto the Borrower may be free from any Guaranteed L/C Obligations) and
(ii) it shall remain obligated under this subsection 4.5(d) under any and all circumstances whatsoever and irrespective of any event or circumstance whatsoever, foreseeable or unforeseeable, that might (but for the provisions of this subsection 4.5(d)) constitute a legal or equitable discharge of such obligations (including, without limitation, circumstances of the type described in Sections 6, 7 and 8 of the Subsidiaries Guarantee, which provisions are incorporated herein by reference, mutatis mutandis, as if fully set forth herein). Notwithstanding any payment or payments made by the Borrower hereunder, or any set-off or application of funds of the Borrower by the Collateral Agent, the Administrative Agent or any Lender, the Borrower shall not be entitled to be subrogated to any of the rights of the Collateral Agent, the Administrative Agent or any Lender against the Borrower or against any collateral security or guarantee or right of offset held by the Collateral Agent, the Administrative Agent or any Lender for the payment of the Guaranteed L/C Obligations, nor shall the Borrower seek or be entitled to seek any contribution or reimbursement from any Approved Account Party in respect of payments made by the Borrower hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Guaranteed L/C Obligations have been paid in full and the Revolving Credit Commitments have been terminated.

          4.6 Obligations Absolute. (a) The obligations of each Approved Account Party under this Section 4 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which any Approved Account Party may have or have had against any Issuing Bank or any beneficiary of a Letter of Credit.

          (b) Each Approved Account Party also agrees with each Issuing Bank that such Issuing Bank shall not be responsible for, and the Reimbursement Obligations of such Approved Account Party under subsection 4.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among such Approved Account Party and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of such Approved Account Party against any beneficiary of such Letter of Credit or any such transferee.

          (c) No Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by such Issuing Bank, except for errors or omissions caused by such Issuing Bank's gross negligence or willful misconduct.

          (d) Each Approved Account Party agrees that any action taken or omitted by an Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence of willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on such Approved Account Party and shall not result in any liability of such Issuing Bank to such Approved Account Party.

          4.7 Letter of Credit Payments. The responsibility of each Issuing Bank to the relevant Approved Account Party in connection with any draft presented for payment under any Letter of Credit issued for the account of such Approved Account Party shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

          4.8 Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 4, the provisions of this
Section 4 shall apply.

          4.9  Reporting by Issuing Banks.  (a)   Each Issuing
Bank hereby agrees to provide to the Administrative Agent prompt notice of (i) the issuance by it of any Letter of Credit, (ii) the amendment of any Letter of Credit issued by it, (iii) the termination thereof, (iv) the presentation of any draft thereunder and (v) the reimbursement by the relevant Approved Account Party of such draft; provided, however, that, with respect to Commercial Letters of Credit, such notice shall take the form of a summary report which shall be provided to the Administrative Agent (x) on the first Business Day of each week,
(y) on the last Business Day of each calendar month and (z) at such other times (including, without limitation, daily) as the Administrative Agent may from time to time request.

          (b) Each Issuing Bank hereby agrees to provide to the Administrative Agent, on the last Business Day of each calendar month, a summary showing the outstanding balances of the Letters of Credit (other than Special Letters of Credit) issued by such Issuing Bank on each day during the month then ended.

          4.10  Existing Standby Letters of Credit.
Notwithstanding anything to the contrary contained in this Agreement or any Security Document, each of the standby letters of credit described on Schedule VIII shall, from and after the Closing Date, be deemed to have been issued pursuant to this
Section 4, with the Lender set forth in said Schedule VIII as the issuing bank for each such existing standby letter of credit being deemed to be the Issuing Bank in respect of such Standby Letter of Credit hereunder and with each other Lender being deemed to be an L/C Participant with respect to such Standby Letter of Credit for purposes of this Agreement and the Security Documents. The Borrower shall pay to the Administrative Agent, for the accounts of the relevant Issuing Bank and L/C Participants (or, in the case of the fees contemplated by subsection 4.3(c), to the relevant Issuing Bank, for its own account), the fees and commissions described in subsection 4.3 with respect to each such Standby Letter of Credit.